UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

LanzaTech Global, Inc.
(Name of Registrant as Specified in its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

LanzaTech

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS & PROXY STATEMENT

A MESSAGE FROM OUR CEO & BOARD CHAIR,
AND OUR LEAD INDEPENDENT DIRECTOR

Dear LanzaTech Stockholders,

2023 was a landmark year for LanzaTech, full of commercial and technological progress. Yet it was also a landmark year for the planet in a different sense, with record-breaking weather and environmental events that signal ever more urgency for climate-focused solutions to scale and meet the challenge at hand. As we share this proxy statement, we want to reaffirm LanzaTech’s unwavering mission to recycle carbon with biology to create a circular carbon economy.

This past year, our work took on even greater significance as three additional commercial-scale facilities using our technology started up, doubling both our technology’s carbon abatement and nameplate production capacity and expanding its global footprint. Overall, we had a strong year of growth and, as compared to 2022, increased our revenue by 68% to $62.6 million.

Our achievements in 2023, including becoming the world’s first publicly traded carbon recycling company, reflect our growth trajectory and commitment to innovation in service of our planet and our stockholders.

Reflecting on 2023, we made significant strides on multiple fronts:

Intellectual Property (IP) and Research & Development:

-	We received 208 granted patents and filed 190 new applications globally, covering advances in biocatalysts, bio-based liquid petroleum gas and multiplex fermentation processes, and bringing our overall IP portfolio to 1,473 patents granted and 634 patents pending.

-	Technological advancements, such as our second-generation bioreactor in collaboration with Suncor, continue to position us at the leading edge of innovation.

Data and Artificial Intelligence (AI) Integration:

-	Our AI team has capitalized on proprietary datasets comprising over 2 million hours of fermentation to refine machine-learning models for predicting experimental outcomes, reducing trial requirements, and enhancing our synthetic biology capabilities.

Strategic and CarbonSmart Partnerships:

-	New alliances with global leaders across sectors have facilitated access to a broader customer base and the development of innovative, sustainable products. Our partnerships have yielded an array of products made from recycled steel mill emissions, from Adidas's Melbourne Cup tennis collection to Coty’s Gucci fragrance Where My Heart Beats and On's Pace Collection of apparel.

Sustainability Certifications:

-	Achieving Roundtable on Sustainable Biomaterials Association (RSB) Advanced Product and International Sustainability and Carbon Certification (ISCC) PLUS and ISCC Carbon Offsetting and Reduction Scheme for International Aviation (CORSIA) certifications underscores our dedication to quality and sustainable impact, enabling us to provide premium, certified products across the value chain, from consumer products with ISCC PLUS to sustainable aviation fuels with ISCC CORSIA.

Our technology characterizes a strategic intervention to keep fossil inputs in the ground and redefine how we value carbon, making sustainable choices universally accessible. This goes beyond ethanol-based applications for fuels and sustainable aviation fuel production, and includes the direct production of new chemicals, including isopropanol, a key feedstock for polypropylene (approx. $123 billion annual market) and monoethylene glycol (approx. $25 billion annual market), a key material for PET/polyester production. In both cases this has the potential to replace fossil-based chemicals across multiple supply chains.

We are more than a technology provider; we are building an ecosystem of players across the circular carbon economy to redesign our material world. Together with our partners and stockholders, we have the power to create an enduring, positive impact on the world.

The new 2023 LanzaTech Board of Directors, prompted by our public listing, focused on establishing robust processes that advance our vision and mission. These, in turn, have been instrumental in operating a sustainable business by aligning revenue generation with positive environmental impact and ensuring our corporate commitments remain steadfast.

We've reshaped our Board with the right blend of experience, expertise and representation. The existing committee structures persist, updated to reflect U.S. Securities and Exchange Commission and Nasdaq requirements and additional best practices for corporate governance, each with clear charters to direct critical areas of our business. The Board works hand in hand with the LanzaTech Executive Team on our joint objective of sustainable and strategic growth, done ethically and responsibly.

As we continue our journey, driven by innovation and guided by our values, we thank you for your steadfast support. Our achievements, encapsulated in this year's highlights, do not just belong to us; they belong to every stockholder and partner who believes in a cleaner, fairer and more sustainable world.

Yours sincerely,

Dr. Jennifer Holmgren CEO and Chair of The LanzaTech Board of Directors

Jim Messina Lead Independent Director

8045 Lamon Avenue

Suite 400

Skokie, Illinois 60077

(847) 324-2400

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON TUESDAY, JUNE 25, 2024

To the Stockholders of LanzaTech Global, Inc.:

The 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of LanzaTech Global, Inc. (the “Company,” “we,” “us” or “our”) will be held at 2:00 p.m., Central Time, on Tuesday, June 25, 2024. The Annual Meeting will be held entirely online via audio webcast to allow for greater stockholder attendance and to reduce the carbon footprint that is required for travel to, and in-person attendance at, the Annual Meeting. The Annual Meeting may be accessed at https://www.cstproxy.com/lanzatech/2024, where you will be able to listen to the Annual Meeting live, submit questions and vote. We have designed the virtual Annual Meeting to provide stockholders with substantially the same opportunities to participate as if the Annual Meeting were held in person.

The Annual Meeting will be held for the following purposes:

1.	To elect two Class I directors to the Board of Directors to serve until the 2027 Annual Meeting of Stockholders;
2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024;
3.	To cast an advisory (non-binding) vote to approve the compensation of our named executive officers;
4.	To cast an advisory (non-binding) vote on the frequency of future advisory votes to approve the compensation of our named executive officers; and
5.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

If you owned our common stock at the close of business on April 26, 2024, you may virtually attend and vote at the Annual Meeting. A list of stockholders eligible to vote at the Annual Meeting will be available for review during our regular business hours at our headquarters in Skokie, Illinois for the ten days prior to the date of the Annual Meeting for any purpose related to the Annual Meeting. The list of stockholders will also be available during the Annual Meeting through the Annual Meeting website for those stockholders who choose to attend.

We are pleased to take advantage of the U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials to their stockholders over the Internet. On or before May 16, 2024, we will commence mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of this proxy statement and our 2023 Annual Report on Form 10-K. We believe that this process allows us to provide our stockholders with the information they need in a more timely manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. The Notice contains instructions on how to access our proxy materials over the Internet, which are available at https://www.cstproxy.com/lanzatech/2024. The Notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement and a form of proxy card.

Your vote is important. Whether or not you plan to virtually attend the Annual Meeting, we hope that you will vote as soon as possible. You may vote your shares over the Internet. If you received a proxy card or voting instruction card by mail, you may submit your proxy card or voting instruction card by completing, signing, dating and mailing your proxy card or voting instruction card in the envelope provided. Any stockholder virtually attending the Annual Meeting may vote electronically at the Annual Meeting, even if you have already returned a proxy card or voting instruction card.

By Order of the Board of Directors,

/s/ Joseph Blasko

Joseph Blasko

General Counsel & Corporate Secretary

April 29, 2024

Skokie, Illinois

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON TUESDAY, JUNE 25, 2024: The 2023 Annual Report and proxy statement are available online at https://www.cstproxy.com/lanzatech/2024.

8045 Lamon Avenue

Suite 400

Skokie, Illinois 60077

(847) 324-2400

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

The Board of Directors (the “Board”) of LanzaTech Global, Inc. (the “Company,” “we,” “us” or “our”) is soliciting proxies for the Company’s 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, June 25, 2024 at 2:00 p.m. Central Time. The Annual Meeting will be held entirely online live via audio webcast. You will be able to attend the virtual Annual Meeting live, vote and submit your questions during the Annual Meeting via live webcast by visiting: https://www.cstproxy.com/lanzatech/2024 and entering your 12-digit control number included in your Notice (as defined below), on your proxy card or on the instructions that accompanied your proxy materials.

On or before May 16, 2024, we will commence mailing a Notice of Internet Availability of Proxy Materials (the “Notice”). The Notice contains instructions on how to access this proxy statement and our 2023 Annual Report on Form 10-K (the “2023 Annual Report”) over the Internet, which are available at https://www.cstproxy.com/lanzatech/2024. The Notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement, the 2023 Annual Report and a form of proxy card. The Notice is being sent to stockholders who owned our common stock at the close of business on April 26, 2024, the record date for the Annual Meeting (the “Record Date”). This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	Who may vote at the Annual Meeting?
A:	The Board has fixed April 26, 2024 as the Record Date for the Annual Meeting. Only stockholders of record at the close of business on the Record Date will be entitled to notice of, and to vote, at the Annual Meeting. Each stockholder is entitled to one vote for each share of common stock held on all matters to be voted on. As of the Record Date, 197,734,876 shares of common stock were outstanding and entitled to vote at the Annual Meeting.
Q:	What proposals will be voted on at the Annual Meeting?
A:	There are four proposals scheduled to be voted on at the Annual Meeting:
1.	Election of two Class I director nominees to the Board to serve until the 2027 Annual Meeting of Stockholders (“Proposal 1”);
2.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (“Proposal 2”);
3.	An advisory (non-binding) vote to approve the compensation of our named executive officers (“Proposal 3”); and
4.	An advisory (non-binding) vote on the frequency of future advisory votes to approve the compensation of our named executive officers (“Proposal 4”).

We will also consider any other business that properly comes before the Annual Meeting. As of the date hereof, we are not aware of any other matters to be submitted for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named on the proxy card or voter instruction card will vote the shares they represent using their best judgment.

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Q:	What is the quorum requirement for the Annual Meeting?
A:	A quorum of stockholders is necessary to hold a valid meeting of stockholders. A quorum will be present if at least a majority of our outstanding shares of common stock are represented in person, including by means of remote communication, or by proxy at the Annual Meeting. At the close of business on the Record Date, there were 197,734,876 shares of common stock outstanding. Thus, a total of 197,734,876 shares are entitled to vote at the Annual Meeting and holders of common stock representing at least 98,867,439 votes must be represented at the Annual Meeting in person, including by means of remote communication, or by proxy to have a quorum. The inspector of elections appointed for the Annual Meeting by the Board will count the shares represented in person, including by means of remote communication, or by proxy at the Annual Meeting to determine whether or not a quorum is present.

Your shares will be counted as present at the Annual Meeting if you:

•	are present and entitled to vote electronically at the Annual Meeting; or
•	have voted over the Internet, or properly submitted a proxy card or voting instruction card.

Both abstentions and broker non-votes (as described below) will be included in the calculation of the number of shares considered to be present at the Annual Meeting for the purpose of determining the presence of a quorum. In the event that we are unable to obtain a quorum, the chairperson of the Annual Meeting or a majority of the shares present at the Annual Meeting may adjourn the Annual Meeting to another date.

Q:	How are votes counted at the Annual Meeting?
A:	In the election of directors (Proposal 1), you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. For Proposal Nos. 2 and 3, you may vote “FOR,” “AGAINST” or “ABSTAIN.” For Proposal 4, you may vote “ONE YEAR,” “TWO YEARS,” “THREE YEARS” or “ABSTAIN.”

If you provide specific instructions in your proxy card or voting instruction card with regard to a certain item, your shares will be voted as you instruct on such items. If you are a stockholder of record and you sign and return your proxy card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board. See “What are the recommendations of the Board?” below.

Q:	What votes are required to elect directors and to approve the other proposals at the Annual Meeting?
A:	For Proposal 1, the election of directors, members of the Board are elected by a plurality of the votes cast. Accordingly, the two candidates who receive the greatest number of votes “FOR” will be elected as a director. “WITHHOLD” votes and broker non-votes will have no effect on the outcome of this proposal. Cumulative voting is not permitted for the election of directors.

Proposal 2, the ratification of our independent registered public accounting firm, requires the affirmative vote of a majority of the shares of common stock present in person, including by means of remote communication, or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

Proposal 3, the advisory vote on the compensation of our named executive officers, requires the affirmative vote of a majority of the shares of common stock present in person, including by means of remote communication, or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

For Proposal 4, the advisory vote to approve the frequency of future advisory votes on the compensation of our named executive officers, the voting frequency option that receives the highest number of votes cast on the matter, in person (including by means of remote communication) or by proxy, at the Annual Meeting will be deemed the frequency recommended by stockholders. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

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Q:	Which ballot measures are considered “routine” or “non-routine?”
A:	If your shares are held in street name and you do not provide your voting instructions to your broker, bank or other nominee, your shares may be voted by your broker, bank or other nominee but only under certain circumstances. Specifically, under applicable rules, shares held in the name of your broker, bank or other nominee may be voted by your broker, bank or other nominee on certain “routine” matters if you do not provide voting instructions. Only Proposal 2, regarding the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024, is considered a “routine” matter for which brokers, banks or other nominees may vote uninstructed shares. Consequently, no broker non-votes are expected in connection with Proposal 2.

Proposal 1, regarding the election of directors, Proposal 3, the advisory vote to approve the compensation of our named executive officers, and Proposal 4, the advisory vote to approve the frequency of future advisory votes on the compensation of our named executive officers, are generally considered “non-routine matters” under applicable rules, meaning a broker, bank or other nominee cannot vote without your instructions on such non-routine matters. If you do not provide voting instructions on a non-routine matter, your shares will not be voted on that matter, which is referred to as a “broker non-vote.” Therefore, it is critical that you indicate your vote on those proposals if you want your vote to be counted.

Q:	What are the recommendations of the Board?
A:	The Board recommends that you vote as follows:
•	“FOR” each of the Class I director nominees to the Board (Proposal 1);
•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal 2);
•	“FOR” the advisory vote to approve the compensation of our named executive officers (Proposal 3); and
•	“ONE YEAR” for the advisory vote on the frequency of future advisory votes on the compensation of our named executive officers (Proposal 4).
Q:	What does it mean if I receive more than one set of proxy materials?
A:	If you received more than one Notice (or full set of printed proxy materials), each containing a different control number, this means that you have multiple accounts holding shares of our common stock. These may include accounts with our transfer agent, Continental Stock Transfer & Trust Company (“CST”), and accounts with a broker, bank or other holder of record. Please vote all proxy cards for which you receive a Notice (or full set of printed proxy materials) to ensure that all of your shares are voted.
Q:	How can I get electronic access to the proxy materials?
A:	You will be able to view the proxy materials on the Internet at https://www.cstproxy.com/lanzatech/2024.
Q:	How may I attend and vote my shares at the Annual Meeting?
A:	This year’s Annual Meeting will be held entirely online live via audio webcast. We have designed the virtual Annual Meeting to provide stockholders with substantially the same opportunities to participate as if the Annual Meeting were held in person. Any stockholder can attend the Annual Meeting live online at www.cstproxy.com/lanzatech/2024. If your shares are registered directly in your name with our transfer agent, CST, you are considered, with respect to those shares, the stockholder of record. If you were a stockholder as of the record date for the Annual Meeting and you have your 12-digit control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials, you can vote at the Annual Meeting.

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A summary of the information you need to attend the Annual Meeting online is provided below:

•	To attend and participate in the Annual Meeting, you will need the 12-digit control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials.
•	The Annual Meeting webcast will begin promptly at 2:00 p.m. Central Time. We encourage you to access the Annual Meeting at least 15 minutes prior to the start time.
•	The virtual meeting platform is fully supported across browsers (Edge, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Internet connection wherever they intend to participate in the Annual Meeting. Participants should also give themselves at least 15 minutes to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting.
•	Instructions on how to attend and participate via the Internet are posted at www.cstproxy.com/lanzatech/2024.
•	Assistance with questions regarding how to attend and participate via the Internet will be provided via CST’s toll-free telephone support number at (917) 262-2373.
•	If you want to submit a question during the Annual Meeting, log into the virtual meeting platform at www.cstproxy.com/lanzatech/2024 and follow the instructions for submitting a question.
•	Questions pertinent to Annual Meeting matters may be answered during the Annual Meeting or after the Annual Meeting by direct communication with the stockholder. Questions regarding personal or other improper matters, including those related to employment, product or service issues, or suggestions for business opportunities, are not pertinent to Annual Meeting matters and therefore will not be answered.
•	If your shares are held in an account at a brokerage firm, bank, dealer or other similar organization, you are considered the beneficial owner of shares held in “street name.” If your shares are held in “street name,” you should contact your broker, trustee, bank or other holder of record to obtain a legal proxy and e-mail a copy (a legible PDF or other photographic copy is sufficient) to proxy@continentalstock.com. CST will issue a control number and email it back with the meeting information. Only stockholders with a valid 12-digit control number, will be able to attend the Annual Meeting and vote, ask questions, and access the list of stockholders as of the close of business on the record date for the Annual Meeting.
Q:	What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?
A:	CST will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the CST technical support number that will be posted on the Annual Meeting login page, which is (917) 262-2373.
Q:	How can I vote my shares without attending the Annual Meeting?
A:	Whether you hold shares directly as a stockholder of record or beneficially in street name, you may vote without attending the Annual Meeting. You may vote by granting a proxy or, for shares held beneficially in street name, by submitting voting instructions to your broker, bank or other agent. In most cases, you will be able to do this by using the Internet or by mail if you received a printed set of the proxy materials.

By Internet - If you have Internet access, you may vote your shares by logging into the secure website, which will be listed on your Notice or the proxy card, and following the instructions provided.

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By Mail - If you requested printed copies of the proxy materials, you may submit your proxy by mail by signing your proxy card if your shares are registered or, for shares held beneficially in street name, by following the voting instructions included by your broker, bank or other agent, and mailing it in accordance with the instructions provided. If you provide specific voting instructions, your shares will be voted as you have instructed.

Votes submitted via the Internet must be received by 11:59 p.m. Eastern Daylight Time on June 24, 2024. Submitting your proxy via the Internet or by mail will not affect your right to vote electronically at the Annual Meeting should you later decide to virtually attend the Annual Meeting. Even if you plan to virtually attend the Annual Meeting, we encourage you to submit your proxy to vote your shares in advance of the Annual Meeting.

We provide Internet proxy voting with procedures designed to ensure the authenticity and correctness of your proxy vote instructions.

Q:	What happens if I do not give specific voting instructions?
A:	Stockholder of Record - If, at the close of business on the Record Date, you are a stockholder of record and you indicate when voting on the Internet that you wish to vote as recommended by the Board, or sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name - If, at the close of business on the Record Date, you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote at its discretion on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal.

Q:	How can I revoke my proxy and change my vote after I return my proxy card?
A:	You may revoke your proxy and change your vote before the final vote at the Annual Meeting. If you are a stockholder of record you may do this: (i) by voting using the Internet, which must be completed by 11:59 p.m. Eastern Daylight Time on June 24, 2024 (your latest Internet proxy will be counted); or (ii) by virtually attending the Annual Meeting and voting electronically. Virtually attending the Annual Meeting alone will not revoke your proxy unless you specifically request your proxy to be revoked. If you hold shares through a broker, bank or other agent, you must contact that broker, bank or other agent directly to revoke any prior voting instructions.
Q:	Who will pay the costs of this proxy solicitation?
A:	We will bear the entire cost of solicitation of proxies, including maintenance of the Internet website used to access the proxy materials and to vote; and preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to our stockholders who request paper copies of such materials. We have retained Morrow Sodali LLC to assist in the solicitation of proxies. We expect to pay Morrow Sodali LLC a fee of $10,000, plus reimbursement of reasonable expenses. We and our directors, officers and regular employees may solicit proxies by mail, personally, by telephone or by other appropriate means. No additional compensation will be paid to directors, officers or other regular employees for such services. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of our common stock in their names for others to send proxy materials to and obtain proxies from the beneficial owners of such shares, and we may reimburse them for their costs in forwarding the solicitation materials to such beneficial owners.

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Q:	Why hold a virtual Annual Meeting?
A:	We believe that hosting a virtual Annual Meeting is in the best interest of the Company and its stockholders. We believe a virtual Annual Meeting enables increased stockholder attendance and participation because stockholders can participate from any location around the world while reducing the carbon footprint that would be required for stockholders to travel to and attend an in-person meeting.
Q:	Where can I find the voting results of the Annual Meeting?
A:	The preliminary voting results will be announced at the Annual Meeting. The final voting results will be reported in a Current Report on Form 8-K, which will be filed with the U.S. Securities and Exchange Commission (“SEC”) within four business days after the Annual Meeting.

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INFORMATION CONCERNING OUR BUSINESS COMBINATION

On February 8, 2023 (the “Closing Date”), AMCI Acquisition Corp. II, a Delaware corporation and our predecessor company (“AMCI”), consummated the business combination (the “Business Combination”) pursuant to the terms of the Agreement and Plan of Merger, dated as of March 8, 2022, as amended on December 7, 2022 (the “Merger Agreement”), by and among AMCI, AMCI Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and LanzaTech NZ, Inc., a Delaware corporation (“Legacy LanzaTech”). Pursuant to the Merger Agreement, on the Closing Date: (i) AMCI changed its name to “LanzaTech Global, Inc.” (“New LanzaTech”); and (ii) Merger Sub merged with and into Legacy LanzaTech, with Legacy LanzaTech as the surviving company in the Business Combination. After giving effect to such Business Combination, Legacy LanzaTech became a wholly owned subsidiary.

Immediately prior to the Business Combination, all issued and outstanding shares of preferred stock of Legacy LanzaTech were automatically converted into shares of common stock based on the applicable conversion ratio. The number of shares of the common stock payable in the Business Combination in respect of each share of Legacy LanzaTech capital stock were determined based on the applicable exchange ratio of 4.374677 (the “Exchange Ratio”). In addition, the accumulated dividends payable to the holders of Legacy LanzaTech preferred shares were settled by delivery of the common stock, as part of the merger consideration.

Pursuant to the Merger Agreement, at the effective time of the Business Combination (the “Effective Time”):

•	each warrant to purchase Legacy LanzaTech common stock that was outstanding and unexercised immediately prior to the Effective Time and would automatically be exercised or exchanged in full in accordance with its terms by virtue of the occurrence of the Business Combination, was automatically exercised or exchanged in full for the applicable shares of Legacy LanzaTech capital stock, and each such share of Legacy LanzaTech common stock was treated as being issued and outstanding immediately prior to the Effective Time and was cancelled and converted into the right to receive the applicable number of shares of common stock;
•	each Legacy LanzaTech warrant that was outstanding and unexercised prior to the Effective Time and was not automatically exercised in full as described above was converted into a warrant to purchase shares of common stock, in which case (a) the number of shares underlying such warrant was determined by multiplying the number of shares of Legacy LanzaTech capital stock subject to such warrant immediately prior to the Effective Time, by the Exchange Ratio, and (b) the per share exercise price of such warrant was determined by dividing the per share exercise price of such warrant immediately prior to the Effective Time by the Exchange Ratio, except that in the case of the AM Warrant, such exercise price is $10.00;
•	the extent not converted in full immediately prior to the Effective Time, the Simple Agreement for Future Equity (“SAFE”) with BGTF LT Aggregator LP, an affiliate of Brookfield Asset Management Inc., was assumed by New LanzaTech and convertible into shares of common stock; and
•	each option to purchase shares of Legacy LanzaTech common stock outstanding as of the Effective Time was converted into an option to purchase a number of shares of common stock (rounded down to the nearest whole share) equal to the product of (i) the number of shares of Legacy LanzaTech common stock subject to such option multiplied by (ii) the Exchange Ratio. The exercise price of such options is equal to the quotient of (a) the exercise price per share of such option in effect immediately prior to the Effective Time divided by (b) the Exchange Ratio.

In connection with the execution of the Merger Agreement, AMCI entered into subscription agreements (as amended on December 7, 2022, the “Initial Subscription Agreements”) with certain investors (the “Initial PIPE Investors”). AMCI also entered into additional subscription agreements with certain institutional and accredited investors (the “PIPE Investors”) on October 8, 2022 (as amended on December 7, 2022) and February 6, 2023 (collectively, the “PIPE Subscription Agreements” and together with the subscription agreement between AMCI and ArcelorMittal, the “Subscription Agreements”). Pursuant to the Subscription Agreements, the PIPE Investors purchased an aggregate of 18,500,000 shares of common stock in a private placement at a price of $10.00 per share for an aggregate purchase price of $185 million (the “PIPE Investment”). Such aggregate number of shares and aggregate purchase price include 3,000,000 shares of common stock issued to ArcelorMittal pursuant to a Simple Agreement for Future Equity (SAFE) with Legacy LanzaTech. The PIPE Investment was consummated in connection with the consummation of the Business Combination.

7

PROPOSAL 1

ELECTION OF DIRECTORS

Overview

Our Board currently consists of six directors and is divided into three classes, designated Class I, Class II and Class III. Each class consists, as nearly as possible, of one-third of the total number of directors constituting the entire Board and each class has a three-year term. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election.

Our Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) provides that the authorized number of directors may be changed only by resolution of the Board. Directors may be removed only for cause by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the votes that all our stockholders would be entitled to vote generally in an election of directors voting together as a single class. Any vacancy on the Board, including a vacancy resulting from an enlargement of the Board, may be filled only by vote of a majority of our directors then in office, even if less than a quorum. Each director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified.

At this Annual Meeting, the term of our current Class I directors, Nigel Gormly and Dr. Jennifer Holmgren, will expire. Previously, Mr. Nimesh Patel served as a Class I director; however, on April 25, 2024, Mr. Patel tendered his resignation from the Board of Directors effective immediately. We wish to thank Mr. Patel for his service to the Board and the Company. As a result, only Mr. Gormly and Dr. Holmgren have been nominated for re-election at the Annual Meeting.

Our stockholders will vote for the Class I director nominees listed above to serve until our 2027 Annual Meeting of Stockholders and until such director’s successor has been elected and qualified, or until such director’s earlier death, resignation or removal. The members of the Board who are Class II and Class III directors will be considered for nomination for election in 2025 and 2026, respectively.

Nominees for Election as Class I Directors with Terms Expiring in 2027

The nominees listed below have been recommended by the Nominating and Governance Committee to be elected to serve as Class I directors. There are no family relationships among our directors or executive officers. If any director nominee is unable or declines to serve as a director, the Board may designate another nominee to fill the vacancy and the proxy will be voted for that nominee.

Nigel Gormly has served as a director since the Business Combination and previously served as a director of Legacy LanzaTech from 2014 until the Business Combination. Mr. Gormly has served as the Founder and Director of Waihou Capital since 2019. Since 2020, he has also served as Chief Investment Officer of Toha Foundry, a fin-tech company creating a global marketplace with climate and environmental impact at its heart to enable the true value of impact to be recognized and traded in the market, enabling impact investment to be unleashed at scale. Mr. Gormly previously served as Head of International Direct Investment for the New Zealand Superannuation Fund, New Zealand’s sovereign wealth fund, from 2013 to 2019, where he was primarily responsible for the Fund’s direct investments in energy, infrastructure and expansion capital as well as leading the Fund’s collaboration efforts with global investment partners. Prior to joining the New Zealand Superannuation Fund, Mr. Gormly spent 10 years with Fonterra, where he held a number of strategic development and commercial leadership roles, most recently as General Manager of Commercial Ventures. Mr. Gormly’s early career was focused on M&A and corporate finance advisory based in London, with assignments throughout Asia, Latin America and Europe. He has also served on the board of View, Inc. (Nasdaq: VIEW) since 2015. A Chartered Financial Analyst, Mr. Gormly holds a Graduate Diploma in Finance, and a B.Sc. and a B.Com. from the University of Auckland.

We believe that Mr. Gormly is qualified to serve as a director based on his extensive experience in the venture capital and investment banking industries. Mr. Gormly was nominated as a director on the board of directors of Legacy LanzaTech by the New Zealand Superannuation Fund.

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Jennifer Holmgren, Ph.D. has served as our Chief Executive Officer and as a director since the Business Combination, and previously served as Chief Executive Officer and as a director of Legacy LanzaTech from 2010 until the Business Combination. Previously, she served as Vice President and General Manager of the Renewable Energy and Chemicals business unit at UOP LLC, a Honeywell Company, where she held various commercial and technical leadership positions from 1987-2010. In 2003, she was the first woman awarded the Malcolm E. Pruitt Award from the Council for Chemical Research (CCR). In 2010, she was the recipient of the Leadership Award from the Commercial Aviation Alternative Fuels Initiative (CAAFI) for her work in establishing the technical and commercial viability of sustainable aviation biofuels. In 2015, Dr. Holmgren and her team at Legacy LanzaTech were awarded the U.S. Environmental Protection Agency Presidential Green Chemistry Award, and Dr. Holmgren was awarded the BIO Rosalind Franklin Award for Leadership in Industrial Biotechnology. Sustainability magazine, Salt, named Dr. Holmgren as the world’s most compassionate businesswoman in 2015. In October 2015, Dr. Holmgren was awarded the Outstanding Leader Award in Corporate Social Innovation from the YWCA Metropolitan Chicago. The Digest named Dr. Holmgren #1 of the 100 most influential leaders in the Bioeconomy in 2017 and awarded her the Global Bioenergy Leadership Award in 2018 and the 2020 William C. Holmberg Award for Lifetime Achievement in the Advanced Bioeconomy. Dr. Holmgren was also the 2018 recipient of the AIChE Fuels & Petrochemicals Division Award. In 2021, she received the Edison Achievement Award for making a significant and lasting contribution to the world of innovation, and the Prix Voltaire Award, awarded by the Prix Voltaire International Foundation, which award is based on the 17 sustainable development goals initiated by the United Nations. In 2022, she was included in ICIS’s Top 40 Power Players ranking. Dr. Holmgren has an honorary doctorate from Delft University of Technology. Dr. Holmgren is the author or co-author of 50 U.S. patents and more than 30 scientific publications and is a member of the National Academy of Engineering. She is on the Governing Council for the Bio Energy Research Institute in India, which was established by the Department of Biotechnology, Indian Government, and IndianOil Corporation. Dr. Holmgren also sits on the Advisory Council for the Andlinger Center for Energy and the Environment at Princeton University, the Halliburton Labs Advisory Board, the Universiti Teknologi PETRONAS International Advisory Council, and the Founder Advisory for The Engine, a venture capital fund built by MIT that invests in early-stage science and engineering companies. Dr. Holmgren holds a Ph.D. from the University of Illinois at Urbana-Champaign in Inorganic Materials Synthesis, an M.B.A. from the Booth School of Business at the University of Chicago and a B.Sc. from Harvey Mudd College in Chemistry.

We believe that Dr. Holmgren is qualified to serve as a director based on her extensive industry experience and her status as an internationally recognized expert in the development and commercialization of fuels and chemical technologies in the energy sector.

Vote Required and Board Recommendation

The affirmative vote of a plurality of the votes cast in person, including by means of remote communication, or by proxy at the Annual Meeting is required to elect Mr. Gormly and Dr. Holmgren as Class I directors to serve until the 2027 Annual Meeting of Stockholders. A “plurality” means, with regard to the election of directors, that the nominee for director receiving the greatest number of “FOR” votes from the votes cast at the Annual Meeting will be elected. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH CLASS I DIRECTOR NOMINEE.

Incumbent Class II Directors with Terms Expiring in 2025

Barbara Byrne has served as a director since the Business Combination. Ms. Byrne is the former Vice Chairman, Investment Banking at Barclays PLC, where she worked until 2018. During her more than 35 years of financial services experience, Ms. Byrne served as team leader for some of Barclays’ most important multinational corporate clients and was the primary architect of several of Barclays’ marquee transactions. She is a member of various industry councils and participates as a forum leader on strategic issues and trends facing the financial services sector and global markets. Ms. Byrne has served as a director of Paramount Global since 2018, Hennessy Capital Investment Corp. V and PowerSchool, Inc. since 2021, and as a director of Slam Corp (2021-2023).

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Ms. Byrne holds a B.A. in Economics from Mount Holyoke College. We believe that Ms. Byrne is qualified to serve as a director based on her extensive experience in the investment banking industry and her business and financial expertise.

Gary Rieschel has served as a director since the Business Combination, and previously served as a director of Legacy LanzaTech from 2010 until the Business Combination. Mr. Rieschel has served as the Founder and Managing Partner of Qiming Venture Partners since 2005, when he founded the venture capital firm. Qiming Venture Partners primarily invests in the technology and consumer and healthcare industries, and has over $9 billion in assets under management. Prior to founding Qiming Venture Partners, Mr. Rieschel was a senior executive at Intel, Sequent Computer, Cisco Systems, and Softbank Corporation. Mr. Rieschel has in total 27 years of experience as a venture capital investor.

Mr. Rieschel holds a B.A. in Biology from Reed College and an M.B.A. from Harvard Business School. We believe that Mr. Rieschel is qualified to serve as a director based on his business experience and 27 years of experience in the venture capital industry. Mr. Rieschel was nominated as a director on the board of directors of Legacy LanzaTech by Qiming Venture Partners.

Incumbent Class III Directors with Terms Expiring in 2026

Dorri McWhorter has served as a director since the Business Combination. Ms. McWhorter has served as the President and Chief Executive Officer of YMCA of Metropolitan Chicago since 2021. From 2011 to 2021, Ms. McWhorter served as the Chief Executive Officer of YWCA of Metropolitan Chicago. Prior to joining the YWCA, she was a partner at Crowe Horwath, LLP, and also held senior positions with Snap-on Incorporated and Booz Allen Hamilton. Ms. McWhorter is a former licensed certified public accountant and currently sits on the Financial Accounting Standards Advisory Council. Ms. McWhorter has served as a director of Lifeway Foods, Inc. since 2020, and also serves on the boards of William Blair Funds and Skyway Concession Company.

Ms. McWhorter holds a Bachelor of Business Administration degree from the University of Wisconsin- Madison, an M.B.A. from Northwestern University’s Kellogg School of Management, and an honorary Doctor of Humane Letters from Lake Forest College. We believe that Ms. McWhorter is qualified to serve as a director based on her experience as a chief executive officer and her business and financial expertise.

Jim Messina has served as a director since the Business Combination and previously served as a director of Legacy LanzaTech from 2013 until the Business Combination. Mr. Messina has served as the President and CEO of The Messina Group, a strategic consulting firm specializing in advising political leaders, corporations, and advocacy organizations, since 2013. Previously, Mr. Messina served as White House Deputy Chief of Staff to President Barack Obama from 2009 to 2011 and was Campaign Manager for President Obama’s 2012 re-election campaign. Previously, Mr. Messina served as Chief of Staff for various Senate and House offices on Capitol Hill where he worked to pass key legislation. Mr. Messina serves on the boards of several private companies including Blockchain.com, Fortera, Vectra.ai, the United States Soccer Foundation, and the Montana Land Reliance. Mr. Messina is a graduate of the University of Montana where he earned a B.A. in political science and journalism.

We believe that Mr. Messina is qualified to serve as a director based on his corporate advisory expertise and his extensive experience in executive management.

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PROPOSAL 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 and urges you to vote for the ratification of Deloitte & Touche LLP’s appointment. Deloitte & Touche LLP has served as our independent registered public accounting firm since the fiscal year ended December 31, 2016. Stockholder ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm is not required by our Certificate of Incorporation our Bylaws (“Bylaws”) or otherwise. However, the Board is submitting the appointment of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate governance. If the stockholders do not ratify the selection, the Board and the Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP. Even if the selection is ratified, the Board and the Audit Committee may, in their discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of our Company and our stockholders.

We expect representatives of Deloitte & Touche LLP to virtually attend the Annual Meeting and be available to respond to appropriate questions by stockholders. Additionally, the representatives of Deloitte & Touche LLP will have the opportunity to make a statement if they so desire.

Principal Accountant Fees and Services

The following table presents the aggregate fees billed or accrued for professional services rendered by Deloitte & Touche LLP during the last two fiscal years:

Type	2023	2022
Audit Fees	$2,409,666	$2,908,499
Audit-Related Fees	–	–
Tax Fees	–	–
All Other Fees	68,805	–
Total Fees	$2,478,471	$2,908,499

Audit Fees - These fees are associated with professional services rendered for the audit of our consolidated financial statements, audit of the Company’s internal controls over financial reporting in 2023, reviews of our quarterly financial statements, and services that are normally provided by the independent auditor in connection with statutory and regulatory filings made by the Company. 2022 audit fees also include services related to the reviews under PCAOB standards of our 2021 comparative quarterly financial statements which the Company prepared for a first time in 2022.

All Other Fees – These fees are associated with a preliminary gap assessment of the Company’s internal controls over financial reporting.

Audit Committee’s Pre-Approval Policies and Procedures

Before our independent registered public accounting firm is engaged by us to render audit or non-audit services, each such engagement is approved by our Audit Committee. From time to time, our Audit Committee may pre-approve specified types of services that are expected to be provided to us by our registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount. The Audit Committee pre-approved all services performed by, and fees paid to, our independent registered public accounting firm during fiscal years 2023 and 2022.

Our Audit Committee may delegate the authority to approve any audit or non-audit services to be provided to us by our registered public accounting firm to one or more subcommittees (including a subcommittee consisting of a single member). Any approval of services by a subcommittee of our Audit Committee pursuant to this delegated authority is reported at the next meeting of our Audit Committee.

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Vote Required and Board Recommendation

Stockholder ratification of Deloitte & Touche LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the shares of common stock present in person, including by means of remote communication, or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will be treated as shares present and entitled to vote and will therefore have the same effect as a vote against this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board with its oversight responsibilities regarding the Company’s financial reporting process. The Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements and the reporting process, including the Company’s accounting policies, internal control over financial reporting and disclosure controls and procedures. Deloitte & Touche LLP, the Company’s independent registered public accounting firm, is responsible for performing an audit of the Company’s financial statements.

We have reviewed and discussed with management and Deloitte & Touche LLP the Company’s audited financial statements. We discussed with Deloitte & Touche LLP the overall scope and plans of their audit. We met with Deloitte & Touche LLP, with and without management present, to discuss the results of its examinations, its evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

With regard to the fiscal year ended December 31, 2023, the Audit Committee has (i) reviewed and discussed with management the Company’s audited consolidated financial statements as of December 31, 2023, and for the year then ended; (ii) discussed with Deloitte & Touche LLP the matters required by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC; (iii) received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence; and (iv) discussed with Deloitte & Touche LLP their independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, for filing with the SEC.

Respectfully submitted,

AUDIT COMMITTEE

Dorri McWhorter, Chair
Barbara Moakler Byrne
Nigel Gormly

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PROPOSAL 3

ADVISORY VOTE TO APPROVE THE COMPENSATION

OF OUR NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are providing our stockholders the opportunity to vote on a non-binding, advisory resolution, commonly known as a “say-on-pay” vote, to approve the compensation of our named executive officers as described in this proxy statement in the compensation tables in the section entitled “Executive Compensation” and any related narrative discussion contained in this proxy statement. This will be our first “say-on-pay” vote.

This proposal gives our stockholders the opportunity to express their views on the design and effectiveness of our executive compensation program. While this stockholder vote on executive compensation is an advisory vote that is not binding on our Company or the Board, we value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions. The advisory vote to approve the compensation of our named executive officers requires the affirmative vote of a majority of the shares of common stock present, including by means of remote communication, or represented by proxy and entitled to vote at the Annual Meeting. The Board and the Compensation Committee will consider the outcome of this vote when making future compensation decisions for our named executive officers.

We encourage stockholders to read the sections titled “Compensation Discussion and Analysis” and “Executive Compensation” in this proxy statement, including the compensation tables and the related narrative disclosure, which describes the structure and amounts of the compensation of our named executive officers in fiscal year 2023. The compensation of our named executive officers is designed to enable us to attract and retain talented and experienced executives to lead us successfully in a competitive environment. The Compensation Committee and the Board believe that our executive compensation strikes the appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing our named executive officers to dedicate themselves fully to value creation for our stockholders.

Accordingly, the following resolution will be submitted for a stockholder vote at the Annual Meeting:

“RESOLVED, that the stockholders approve, on an advisory and non-binding basis, the compensation of our named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion in this proxy statement.”

Vote Required and Board Recommendation

This vote is not intended to address any specific element of compensation, but rather the overall compensation of our named executive officers and the compensation philosophy, policies and practices described in this proxy statement. Approval of the above resolution requires the affirmative vote of a majority of the shares of common stock present in person, including by means of remote communication, or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will be treated as shares present and entitled to vote and will therefore have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

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PROPOSAL 4

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

At least every six years, we are required under Section 14A of the Exchange Act to hold a separate non-binding, advisory shareholder vote with respect to the frequency of future votes we will hold on “say on pay” proposals. Companies must give stockholders the choice of whether to cast an advisory vote on the “say on pay” proposal every year, every two years or every three years (commonly known as the “say on pay” frequency vote).

The Board of Directors recommends that stockholders vote to hold an advisory vote on executive compensation on an annual basis. This recommendation is based upon the premise that the Board of Directors and the Compensation Committee evaluate executive compensation policies on an annual basis, and an annual vote would provide more direct stockholder input on the Board of Directors and the Compensation Committee’s decision making. The Board of Directors also believes that giving our stockholders the right to cast an advisory vote every year on their approval of the compensation arrangements of our named executive officers is a good corporate governance practice. If such vote takes place less frequently, the Compensation Committee may not be able to effectively address concerns and feedback from stockholders in a timely manner and may not allow us to fully understand which policies are most supported by our stockholders.

Vote Required and Board Recommendation

You may cast your vote on your preferred voting frequency by choosing one year, two years, three years or abstaining from voting when you vote in response to this proposal. The voting frequency option that receives the highest number of votes cast by stockholders will be deemed the frequency that has been selected by stockholders. However, because this vote is advisory and not binding on the Board of Directors or the Company in any way, the Board of Directors may decide that it is in the best interests of our Company and our stockholders to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR A FREQUENCY OF “ONE YEAR” FOR FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

General

This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of our Corporate Governance Overview, the charters of the committees of the Board and our Code of Conduct and Ethics described below may be viewed on our website at https://ir.lanzatech.com/ under the heading “Corporate Governance” and the sub-heading “Documents & Charters.” You can also request a copy of any of these documents free of charge by writing to LanzaTech Global, Inc., 8045 Lamon Avenue, Suite 400, Skokie, Illinois 60077, Attn: Corporate Secretary.

Board Composition

The Board directs the management of our business and affairs, as provided by Delaware law, and conducts its business through meetings of the Board and its standing committees. There are currently six directors currently serving on the Board. Dr. Holmgren serves as chair of the Board. The primary responsibilities of the Board are to provide the Company with risk oversight and strategic guidance and to counsel and direct management. The Board meets on a regular basis and will convene additional meetings, as required.

The Board is divided into three classes, with only one class of directors being elected in each year and each class serving a three-year term. Thus, at each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.

Independence of Directors

As required by Nasdaq listing standards, a majority of the members of the Board must qualify as “independent,” as affirmatively determined by the Board. The Board consults with legal counsel to ensure that its determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in the applicable Nasdaq listing standards.

We adhere to the rules of Nasdaq in determining whether a director is independent. The Nasdaq listing standards generally define an “independent director” as a person who is not an executive officer or employee, or who does not have a relationship which, in the opinion of the company’s board of directors, would interfere with the exercise of independent judgment in carrying out his or her responsibilities as a director. The Board has determined that Nigel Gormly, Barbara Byrne, Jim Messina, Dorri McWhorter and Gary Rieschel are independent directors of the Company. Our independent directors have regularly scheduled meetings at which only independent directors are present.

Board Leadership Structure and Role in Risk Oversight

The Board recognizes that the leadership structure and combination or separation of the Chief Executive Officer and Chairperson roles is driven by the needs of the Company at any point in time. As a result, no policy exists requiring combination or separation of leadership roles, and our governing documents do not mandate a particular structure. This has allowed the Board the flexibility to establish the most appropriate structure for the Company at any given time.

The Board oversees the risk management activities designed and implemented by its management. The Board does not have a standing risk management committee, but rather executes its oversight responsibility both directly and through its standing committees. The Board also considers specific risk topics, including risks associated with our strategic initiatives, business plans and capital structure. Our management, including our executive officers, are primarily responsible for managing the risks associated with the operation and business of the Company and providing appropriate updates to the Board and the Audit Committee. The Board delegates to the Audit Committee oversight of its risk management process, and the other Board committees also consider risks as they perform their respective committee responsibilities. All committees of the Board report to the Board as appropriate, including, but not limited to, when a matter rises to the level of a material or enterprise risk.

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The Board recognizes the importance of appointing a strong lead independent director to maintain a counterbalancing structure to ensure the Board functions in an appropriately independent manner. Jim Messina serves as our lead independent director. Our lead independent director’s responsibilities include, among other things:

•	presiding at all meetings of the Board in the absence of, or upon the request of, the Chairperson of the Board;
•	lead regular executive sessions of the independent members of the Board;
•	call special meetings of the Board as necessary to address important or urgent issues affecting the Company;
•	call meetings of the non-employee or independent members of the Board, with appropriate notice;
•	advise the Nominating and Governance Committee and the Chairperson of the Board on the membership of the various Board committees and the selection of committee chairpersons;
•	serve as principal liaison between the non-employee and independent members of the Board, as a group, and the Chief Executive Officer and the Chairperson of the Board, as necessary;
•	engage when necessary and appropriate, after consultation with the Chairperson of the Board and the Chief Executive Officer, as the liaison between the Board and our stockholders and other stakeholders; and
•	foster open dialogue and constructive feedback among the independent directors.

Board Meetings and Annual Stockholders Meetings

We keep our directors informed of our business at meetings and through reports and analyses presented to the Board and the Board committees. Regular communications between our directors and management also occur apart from meetings of the Board and Board committees. During 2023, there were five meetings of the Board. Each director attended at least 75% of the aggregate number of the total number of meetings of the Board (held during the period for which he or she has been a director) and the total number of meetings of the Board committees on which he or she served (during the periods that he or she served). While we do not have a formal policy requiring our directors to attend stockholder meetings, directors are invited and encouraged to attend all meetings of stockholders. Our 2024 Annual Meeting is our first meeting as a public company.

Information Regarding Board Committees

The Board has an Audit Committee, a Nominating and Governance Committee and a Compensation Committee. In addition, from time to time, special committees may be established under the direction of the Board when necessary to address specific issues. Copies of each board committee’s charter are posted on our website at https://ir.lanzatech.com/ under the heading “Corporate Governance” and the sub-heading “Documents & Charters.” The following table provides membership as of April 29, 2024 and meeting information for 2023 for each of the Board committees.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Nigel Gormly
Dorri McWhorter
Jim Messina
Barbara Moakler Byrne
Gary Rieschel
Total Meetings Held in 2023	8	4	4

– Chairperson

– Member

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Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee consists of Barbara Byrne, Nigel Gormly and Dorri McWhorter. Dorri McWhorter serves as the chairperson of the Audit Committee. Each of Barbara Byrne, Nigel Gormly and Dorri McWhorter is independent under Nasdaq listing standards and Rule 10A-3 of the Exchange Act. Each member of the Audit Committee is financially literate. Dorri McWhorter is an “audit committee financial expert” within the meaning of SEC regulations.

The Audit Committee has the following responsibilities, among others, as set forth in the Audit Committee charter:

•	selecting a firm to serve as the independent registered public accounting firm to audit the Company’s financial statements;
•	ensuring the independence of the independent registered public accounting firm;
•	discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, the Company’s interim and year-end operating results;
•	establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;
•	considering the adequacy of the Company’s internal controls;
•	reviewing material related party transactions or those that require disclosure; and
•	pre-approving audit and non-audit services to be performed by the independent registered public accounting firm.

Nominating and Governance Committee

The Nominating and Governance Committee consists of Nigel Gormly, Dorri McWhorter and Jim Messina. Jim Messina serves as the chairperson of the Nominating and Governance Committee. Each of Nigel Gormly, Dorri McWhorter and Jim Messina is independent under Nasdaq listing standards.

The Nominating and Governance Committee has the following responsibilities, among others, as set forth in the Nominating and Governance Committee’s charter:

•	identifying and recommending candidates for membership on the Board;
•	reviewing and recommending our corporate governance guidelines and policies;
•	overseeing the process of evaluating the performance of the Board;
•	assisting the Board on corporate governance matters; and
•	reviewing proposed waivers of our Code of Conduct and Ethics for directors and executive officers.

Compensation Committee

The Compensation Committee consists of Barbara Byrne, Jim Messina and Gary Rieschel. Gary Rieschel serves as the chairperson of the Compensation Committee. Each of Barbara Byrne, Jim Messina and Gary Rieschel is independent under applicable SEC rules and Nasdaq listing standards and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

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The Compensation Committee has the following responsibilities, among others, as set forth in the Compensation Committee’s charter:

•	reviewing and approving, or recommending that the Board approve, the compensation of executive officers;
•	reviewing and recommending to the Board the compensation of its directors;
•	administering the Company’s stock and equity incentive plans;
•	reviewing and approving, or making recommendations to the Board with respect to, incentive compensation and equity plans; and
•	reviewing our overall compensation philosophy.

Board Diversity

We are committed to diversity and inclusion, and the highly diverse nature of our Board reflects that commitment. We believe that a variety of experiences and points of view contributes to a more effective decision-making process.

The below Board Diversity Matrix reports self-identified diversity statistics for the Board in the format required by Nasdaq’s rules.

Board Diversity Matrix (as of April 29, 2024)
Total Number of Directors: 6
	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	3	3	0	0
Demographic Background:
African American or Black	1	–	–	–
Asian	–	–	–	–
Hispanic or Latinx	1	–	–	–
White	1	3	–	–
LGBTQ+	–	–	–	–

Consideration of Director Nominees

Director Qualifications

There are no specific minimum qualifications that the Board requires to be met by a director nominee recommended for a position on the Board, nor are there any specific qualities or skills that are necessary for one or more members of the Board to possess, other than as are necessary to meet the requirements of the rules and regulations applicable to us. The Nominating and Governance Committee considers a potential director candidate’s experience, areas of expertise and other factors relative to the overall composition of the Board and its committees, including the following characteristics: experience, judgment, commitment (including having sufficient time to devote to the Company), skills, diversity and expertise appropriate for the Company. In assessing potential directors, the Nominating and Governance Committee may consider the current needs of the Board and the Company to maintain a balance of knowledge, experience and capability in various areas.

Stockholder Nominations

The Nominating and Governance Committee will consider director candidates recommended by our stockholders. The Nominating and Governance Committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether a candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Nominating and Governance Committee to become nominees for election to the Board at an annual meeting of stockholders must do so by delivering a written recommendation to the Nominating and Governance Committee c/o LanzaTech Global, Inc., 8045 Lamon Avenue, Suite 400, Skokie, Illinois 60077, Attn: Corporate Secretary, by the time period set forth in our Bylaws. See “Stockholder Proposals and Director Nominations.”

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Each written recommendation must set forth, among other information as set forth in our Bylaws:

•	the proposed nominee’s name, age, business address and residence address;
•	the proposed nominee’s principal occupation or employment;
•	the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by the proposed nominee;
•	any other information relating to the proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;
•	the name and record address of the stockholder submitting the recommendation as they appear on our books and the name and address of the beneficial owner, if any, on whose behalf the nomination is made;
•	the class or series and number of shares of capital stock of the Company that are owned beneficially and of record by the stockholder submitting the recommendation and the beneficial owner, if any, on whose behalf the nomination is made;
•	a description of all arrangements or understandings relating to the nomination to be made by the stockholder submitting the nomination among such stockholder, the beneficial owner, if any, on whose behalf the nomination is made, each proposed nominee and any other person or persons (including their names);
•	a representation that the stockholder submitting the recommendation (or a qualified representative of such stockholder) intends to appear in person or by proxy at the meeting to nominate the proposed nominee;
•	a representation whether such stockholder intends or is part of a group which intends (i) to solicit proxies or votes in support of such proposed nominees or nomination in accordance with Rule 14a-19 promulgated under the Exchange Act, and (ii) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal or elect the proposed nominee;
•	the names and addresses of other stockholders (including beneficial and stockholders of record) known by the proposing stockholder and beneficial owner, if any, to support the nomination or other business, and to the extent known, the number of shares of the Company’s common stock owned beneficially or of record by such other stockholders; and
•	any other information relating to such stockholder and the beneficial owner, if any, on whose behalf the nomination is made that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. Stockholders are advised to review our Bylaws, which contain the full requirements with respect to director nominations.

If a proposed director candidate is recommended by a stockholder in accordance with the procedural requirements discussed above, the Company’s Corporate Secretary will provide the foregoing information to the Nominating and Governance Committee.

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Evaluating Nominees for Director

Our Nominating and Governance Committee considers director candidates that are suggested by members of the committee, other members of the Board, members of management, advisors and our stockholders who submit recommendations in accordance with the requirements set forth in our Bylaws, as described above. The Board has in the past engaged a third-party search firm to identify potential candidates for consideration by the Nominating and Governance Committee and election to the Board. The Nominating and Governance Committee may, in the future, retain third-party search firms to identify Board candidates on terms and conditions acceptable to the Nominating and Governance Committee to assist in the process of identifying or evaluating director candidates. The Nominating and Governance Committee evaluates all nominees for director using the same approach whether they are recommended by stockholders or other sources. The Nominating and Governance Committee reviews candidates for director nominees in the context of the current composition of the Board and committees, the operating requirements of the Company and the long-term interests of our stockholders. In conducting this assessment, the Nominating and Governance Committee considers the director nominee’s qualifications, diversity, skills and such other factors as it deems appropriate given the current needs of the Board, the committees and the Company, to maintain a balance of knowledge, experience, diversity and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Governance Committee reviews such directors’ overall service to the Board, the committees and the Company during their term, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Nominating and Governance Committee will also determine whether the nominee must be independent for Nasdaq purposes, which determination will be based upon applicable Nasdaq listing standards and applicable SEC rules and regulations. Although we do not have a formal diversity policy, when considering diversity in evaluating director nominees, the Nominating and Governance Committee focuses on whether the nominees can contribute varied perspectives, skills, experiences and expertise to the Board.

The Nominating and Governance Committee will evaluate the proposed director’s candidacy, including proposed candidates recommended by stockholders, and recommend whether the Board should nominate the proposed director candidate for election by our stockholders.

Stockholder Communications with the Board

Any stockholder or interested party who desires to contact the Board, or specific members of the Board, may do so by writing to: LanzaTech Global, Inc., 8045 Lamon Avenue, Suite 400, Skokie, Illinois 60077, Attn: Corporate Secretary. All such communications will be initially received and processed by the office of our Corporate Secretary. Communications concerning accounting, audit, internal accounting controls and other financial matters will be referred to the Chair of the Audit Committee. Other matters will be referred to the Board, the non-employee directors or individual directors, as appropriate.

The Board has instructed the Corporate Secretary to review all communications so received and to exercise his discretion not to forward to the Board correspondence that is inappropriate such as business solicitations, frivolous communications and advertising, routine business matters and personal grievances. However, any director may at any time request the Secretary to forward any and all communications received by the Secretary but not forwarded to the directors.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee consists of Barbara Byrne, Jim Messina and Gary Rieschel. None of the members of the Compensation Committee is currently one of our officers or employees or formerly served as an officer or employee of the Company, or had any other relationship with the Company requiring disclosure under paragraph 404 of Regulation S-K. None of our executive officers currently serves, or has served during the last completed fiscal year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers who is serving as a member of our Board or Compensation Committee.

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Code of Conduct and Ethics

We have adopted a Code of Conduct and Ethics that applies to all officers, directors and employees. The Code of Conduct and Ethics codifies the business and ethical principles that govern all aspects of our business, reflecting our commitment to this culture of honesty, integrity and accountability. In addition to following the Code of Conduct and Ethics, officers, directors and employees are expected to seek guidance in situations where there is a question regarding compliance issues, whether with the letter or the spirit of our policies and applicable laws. Our Code of Conduct and Ethics applies to all of the executive officers, directors and employees of LanzaTech and its subsidiaries. We will provide, without charge, upon request, copies of the Code of Ethics. Our Code of Conduct and Ethics is available on our website. The Company’s website and the information contained on, or that can be accessed through, such website is not deemed to be incorporated by reference in, and are not considered part of, this prospectus. The full text of our Code of Conduct and Ethics has been posted on our website at https://ir.lanzatech.com/ under the heading “Corporate Governance” and the sub-heading “Documents & Charters.” We expect that any amendments to the code, or any waivers of its requirements, will be disclosed on our website.

Cybersecurity

Risk Management and Strategy

We have implemented a cybersecurity program for assessing, identifying, and managing cybersecurity risks aligned with the National Institute of Standard and Technology Cybersecurity Framework (NIST CSF) and where appropriate we have integrated these processes into our enterprise risk management framework. We have implemented administrative, technical, and physical safeguards designed to protect our information systems and protect the confidentiality, integrity, and availability of our data. We are continuously working to improve our information technology systems and provide employee awareness training around phishing, malware, and other cyber risks to enhance our levels of protection.

We engage external parties, such as consultants, to enhance our cybersecurity oversight as required. We conduct periodic risk assessments to evaluate our cybersecurity posture, including through annual third-party penetration tests performed by reputable service providers. We conduct risk assessments, as appropriate, on critical third parties who maintain material data or information to help assess and validate the information security capabilities of these third parties. We maintain insurance coverage for cybersecurity insurance as part of our overall insurance portfolio. We also have implemented administrative, technical, and physical safeguards designed to protect our information systems and protect the confidentiality, integrity, and availability of our data.

Governance Related to Cyber Security Risks

The Audit Committee of the Board of Directors has oversight of management's efforts with respect to IT systems and cybersecurity. As part of this oversight, our Chief Information Security Officer (“CISO”) shares quarterly updates regarding any changes around our cybersecurity defenses, ongoing IT initiatives, and emerging threats and plans to pro-actively address these threats with the Audit Committee. During these meetings, the CISO provides the Audit Committee updates regarding any changes around our cyber defenses, ongoing IT initiatives, and emerging threats and plans to pro-actively address these threats. Our Board of Directors has delegated primary responsibility for the oversight of cybersecurity matters to the Audit Committee; however, the full board reviews significant cybersecurity matters as appropriate. The Audit Committee provides updates to the Board of Directors on a quarterly basis on the activities that the Audit Committee oversees, including Cybersecurity.

Our Chief Information Security Officer is responsible for strengthening and continuously monitoring the effectiveness of our cybersecurity program. The individual currently serving in the role of Chief Information Security Officer has over 30 years of information systems and cybersecurity experience within complex and international business verticals such as technology, financial services, biotech, and other scientific organizations. He also holds the Certified Information Systems Security Professional (CISSP) certification. In addition, our cybersecurity steering committee assists in managing certain technical aspects related to cybersecurity. Our cybersecurity steering committee is informed about and monitor the prevention, detection, mitigation, and remediation of cybersecurity incidents through monthly meetings and frequent communications. Regular members of the steering committee consists of participants from the IT infrastructure, Business Systems, AI and Modelling and Scientific Computing teams. Participants from other teams attend on an as-needed basis.

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To date, we have not identified any indication of a cybersecurity incident that would have a material impact on our business and consolidated financial statements.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our outstanding shares of common stock to file with the SEC reports of their ownership and changes in their ownership of our common stock. Directors, executive officers and greater-than-ten percent shareholders are also required to furnish us with copies of all ownership reports they file with the SEC. To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, we believe that all filing requirements where complied with on a timely basis during fiscal 2023, with the exception of: (1) a late Form 3 filing by the Guardians of New Zealand Superannuation; and (2) a late Form 4 filing by Mr. Messina.

DIRECTOR COMPENSATION

Non-Employee Director Compensation

Non-employee director compensation is determined by the Board, based on the recommendation of the Compensation Committee. The Board periodically reviews non-employee director compensation to determine if changes are needed, including by comparing it to non-employee director compensation at peer companies.

Non-employee directors of the Company did not receive any compensation for their services as directors during 2022. After the completion of the Business Combination, the Board adopted a non-employee director compensation plan pursuant to which each non-employee director is entitled to receive annual cash compensation of $60,000 and annual incentive compensation in the form of time-vested restricted stock units (“RSUs”) worth $100,000 for his or her service on the Board. The target RSU value was converted into a fixed number of RSUs by dividing each director’s target value by $5.00. The closing stock price on the date of the award was $3.40; therefore the total number of RSUs granted in May 2023 was lower than it would have been if the target value was divided by the closing share price on the grant date. Additionally, the lead independent director is entitled to additional annual cash compensation of $30,000, and each member of the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee is entitled to annual cash compensation of $10,000, $7,500, and $5,000, respectively. The chairperson of each such committee is entitled to additional annual cash compensation of $10,000, $7,500, and $5,000, respectively.

On May 8, 2023; each of our non-employee directors except Mr. Patel received an award of 20,000 restricted stock units. These restricted stock units vested on February 8, 2024. Total compensation paid to our non-employee directors in 2023 was as follows:

Name	Fees earned or paid in cash ($)	Stock Awards[1] ($)	Total Compensation ($)
Barbara Byrne	77,500.00	68,000.00	145,500.00
Gary Rieschel	75,000.00	68,000.00	143,000.00
James Messina	107,500.00	68,000.00	175,500.00
Dorri McWhorter	85,000.00	68,000.00	153,000.00
Nigel Gormly	75,000.00	68,000.00	143,000.00
Nimesh Patel(2)	60,000.00	—	60,000.00

Footnotes
(1)	The amounts reflect the grant date fair value of RSUs, calculated in accordance with FASB ASC Topic 718 based on the market price of the shares subject to the award on the date of grant.
(2)	Mr. Patel resigned as a member of the Board of Directors effective April 25, 2024.

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EXECUTIVE OFFICERS

The following table sets forth certain information about our executive officers as of April 29, 2024:

Name	Age	Position(s)
Jennifer Holmgren, Ph.D.	63	Chief Executive Officer and Director
Geoff Trukenbrod	51	Chief Financial Officer
Freya Burton	43	Chief Sustainability Officer
Joseph Blasko	57	General Counsel
Michael Köpke	43	Chief Innovation Officer
Aura Cuellar	46	President and Chief Commercial Officer
Chad Thompson	54	Chief People Officer
Robert Conrado, Ph.D.	41	Chief Technology Officer
Zarath Summers, Ph.D.	41	Chief Science Officer

Jennifer Holmgren, Ph.D. has served as our Chief Executive Officer and as a director since the Business Combination, and previously served as Chief Executive Officer and as a director of Legacy LanzaTech from 2010 until the Business Combination. Previously, she served as Vice President and General Manager of the Renewable Energy and Chemicals business unit at UOP LLC, a Honeywell Company, where she held various commercial and technical leadership positions from 1987-2010. In 2003, she was the first woman awarded the Malcolm E. Pruitt Award from the Council for Chemical Research (CCR). In 2010, she was the recipient of the Leadership Award from the Commercial Aviation Alternative Fuels Initiative (CAAFI) for her work in establishing the technical and commercial viability of sustainable aviation biofuels. In 2015, Dr. Holmgren and her team at the Company were awarded the U.S. Environmental Protection Agency Presidential Green Chemistry Award, and Dr. Holmgren was awarded the BIO Rosalind Franklin Award for Leadership in Industrial Biotechnology. Sustainability magazine, Salt, named Dr. Holmgren as the world’s most compassionate businesswoman in 2015. In October 2015, Dr. Holmgren was awarded the Outstanding Leader Award in Corporate Social Innovation from the YWCA Metropolitan Chicago. The Digest named Dr. Holmgren #1 of the 100 most influential leaders in the Bioeconomy in 2017 and awarded her the Global Bioenergy Leadership Award in 2018 and the 2020 William C. Holmberg Award for Lifetime Achievement in the Advanced Bioeconomy. Dr. Holmgren was also the 2018 recipient of the AIChE Fuels & Petrochemicals Division Award. In 2021, she received the Edison Achievement Award for making a significant and lasting contribution to the world of innovation, and the Prix Voltaire Award, awarded by the Prix Voltaire International Foundation, which award is based on the 17 sustainable development goals initiated by the United Nations. In 2022, she was included in ICIS’s Top 40 Power Players ranking. Dr. Holmgren has an honorary doctorate from Delft University of Technology. Dr. Holmgren is the author or co-author of 50 U.S. patents and more than 30 scientific publications and is a member of the National Academy of Engineering. She is on the Governing Council for the Bio Energy Research Institute in India, which was established by the Department of Biotechnology, Indian Government, and IndianOil Corporation. Dr. Holmgren also sits on the Advisory Council for the Andlinger Center for Energy and the Environment at Princeton University, the Halliburton Labs Advisory Board, the Universiti Teknologi PETRONAS International Advisory Council, and the Founder Advisory for The Engine, a venture capital fund built by MIT that invests in early-stage science and engineering companies. Dr. Holmgren holds a Ph.D. from the University of Illinois at Urbana-Champaign in Inorganic Materials Synthesis, an M.B.A. from the Booth School of Business at the University of Chicago and a B.Sc. from Harvey Mudd College in Chemistry.

Geoff Trukenbrod has served as our Chief Financial Officer since the Business Combination, and previously served as Chief Financial Officer of Legacy LanzaTech from August 2020 until the Business Combination. Mr. Trukenbrod has over 25 years of experience building and leading companies through rapid expansions, turnarounds, and exits as an operating executive, equity and debt investor, and director. He led finance and corporate development for multiple venture and private equity backed businesses in the analytics, biotech, financial services, and social impact industries, including as the Interim Chief Financial Officer and Strategic Advisor for Pangea, a financial technology company, earlier in 2020; Chief Financial and Chief Operating Officer of Aginity, a data analytics software company, from 2017 to 2020; Chief Capital Officer and Co-Founder of social impact technology and capital advisory company Timshel from 2013 to 2016; and Chief Financial and Budget Officer for President Barack Obama’s 2012 re-election campaign. Mr. Trukenbrod holds an M.B.A. with Honors from the Booth School of Business at the University of Chicago and a B.A. from Hamilton College.

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Freya Burton has served as our Chief Sustainability Officer since the Business Combination, and previously served as Chief Sustainability Officer of Legacy LanzaTech since 2016. Ms. Burton served in various other roles at Legacy LanzaTech from 2007 through 2016, including roles in communications, government relations, human resources and research and development. Ms. Burton holds an M.A. from Corpus Christi College at the University of Cambridge.

Joseph Blasko has served as our General Counsel and Corporate Secretary since the Business Combination, and previously served as General Counsel and Corporate Secretary of Legacy LanzaTech since January 2023. From 2011 through 2022, Mr. Blasko led the global legal and compliance department at James Hardie Industries plc, an Irish-domiciled, NYSE/ASX-listed global building materials company. Prior to joining James Hardie Industries, Mr. Blasko served as General Counsel of Liebert Corporation, a wholly-owned subsidiary of industrial conglomerate Emerson Electric Co., held senior roles within the legal department at The Scotts Miracle-Gro Company and practiced law at Vorys Sater Seymour and Pease LLP, with a broad focus on regulatory, commercial and products liability litigation. Mr. Blasko holds a B.S.F.S. from The Walsh School of Foreign Service at Georgetown University and a J.D. from the Case Western Reserve School of Law.

Michael Köpke, Ph.D has served as Chief Innovation Officer since July 2023, and previously served as LanzaTech’s VP Synthetic Biology from January 2020 to July 2023. From 2009 through January 2020, Dr. Köpke held numerous positions at Legacy LanzaTech, including Director Synthetic Biology, Team Leader Synthetic Biology and Research Scientist. Dr. Köpke serves as an adjunct faculty at Northwestern University and council member at the Engineering Biology Research Consortium, where he chairs the roadmapping working group. Dr. Köpke holds a B.S. in Biology and a Ph.D. in Biotechnology from University of Ulm, and is an awardee of the Presidential Green Chemistry Challenge award for Greener Synthetic Pathways.

Aura Cuellar has served as President since March 1, 2024. Prior to that, Ms. Cuellar served as Executive Vice President of Growth and Strategic Projects from May 2023 to February 2024. Prior to joining the Company, Ms. Cuellar served as Vice President of Energy Transition for Shell plc in the United States from July 2021 to April 2023. During her 24-year tenure at Shell, Ms. Cuellar held various senior executive global roles, including Head of Projects and Turnarounds in The Netherlands from June 2016 to June 2021. Ms. Cuellar has extensive experience in the chemical and refinery industry with a successful track record of strategy development and implementation, establishment of strategic commercial partnerships that create sustainable revenue pipelines and extensive profit and loss responsibility on five continents, including Europe, Africa, Asia and North and South America, and include overseeing an annual capital projects portfolio of $500 million. Ms. Cuellar also serves as Honorary Consul to the Kingdom of The Netherlands in Houston where she contributes to addressing the shared challenges of climate adaptation and resilience, health and vitality, sustainable mobility, and the energy transition. Originally from Colombia, Ms. Cuellar holds a B.S. in Environmental and Civil Engineering from Seattle University and an MBA from Western Washington University, and has completed a program in Executive General Management at INSEAD and the Women on Boards Program at Harvard University.

Chad Thompson has served as Chief People Officer since the Business Combination, and previously served as Legacy LanzaTech’s Chief People Officer from October 2022 until the Business Combination. In this role, Mr. Thompson oversees the execution of our global people strategy to support the Company’s global growth. Prior to joining the Company, Mr. Thompson held various human resources leadership positions during his 24-year tenure at Chevron. Mr. Thompson holds a BSc. in Management from the University of the West Indies, Barbados and an M.A. in Organizational Management from Fielding Institute in Santa Barbara, California.

Robert Conrado, Ph.D. has served as Vice President of Engineering Design and Development since the Business Combination, and previously served as Legacy LanzaTech’s Vice President of Engineering Design and Development from October 2018 until the Business Combination. Dr. Conrado has held various engineering leadership roles at the Company since joining in 2013, serving as Director of Engineering Design and Development from 2016 to October 2018 and Manager of Engineering Design and Development from 2015 to 2016. Prior to his tenure at Legacy LanzaTech, Dr. Conrado was a founding Senior Fellow at the Advanced Research Projects Agency — Energy (ARPA-E) within the U.S. Department of Energy. Dr. Conrado holds a Ph.D. from Cornell University in Chemical and Biomolecular Engineering and a B.E. from Dartmouth College in Biochemical Engineering.

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Zarath Summers, Ph.D. has served as the Chief Science Officer since July 2023. Prior to joining the Company, Dr. Summers served as Head of BioSciences at ExxonMobil from 2019 to 2022 where she worked to drive the formation of a biosciences division and the development of a corporate research strategy on Nature Based Solutions and worked to understand the impacts of subsurface microorganisms on underground CO2 sequestration. From 2013 to 2022, Dr. Summers held a variety of scientific and leadership positions at ExxonMobil, all focused on helping to provide biological solutions for navigating the energy transition. Dr. Summers holds a B.S. in Biology from California State University Northridge and a Ph.D in Microbiology from the University of Massachusetts and competed her postdoctoral work at the University of Minnesota.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

Our 2023 named executive officers (“NEOs”), and their corporate titles as of December 31, 2023, are as follows:

2023 NAMED EXECUTIVE OFFICERS
Name	Title
Dr. Jennifer Holmgren	Chief Executive Officer
Geoff Trukenbrod	Chief Financial Officer
Dr. Steven Stanley	Chief Commercial Officer(1)
Chad Thompson	Chief People Officer(2)
Dr. Zarath Summers	Chief Science Officer(3)

Footnotes
(1)	In connection with his transition into retirement, Dr. Stanley will retire from this role effective April 30, 2024.
(2)	Mr. Thompson was our Head of People until August 20, 2023. He was promoted to Chief People Officer on August 21, 2023.
(2)	Dr. Summers was our Vice President of Science until June 30, 2023. She was promoted to Chief Science Officer on July 1, 2023.

Executive Summary

  In 2023, our first year as a publicly traded company following the February 8, 2023 closing of the Business Combination, we established a governance process for review and approval of executive officer compensation. Our Compensation Committee approves:
o	its Charter,
o	a public company peer group to collect and report on market trends in executive and non-employee director compensation, and
o	an executive compensation and benefits strategy that aligns with public company best practice.
  At the close of the Business Combination, our Compensation Committee approved updated target compensation packages for our NEOs. These compensation packages were aligned with our executive compensation and benefits strategy and consistent with public company peer group practices.
  We established a process for granting annual long-term incentive (“LTI”) awards. Our May 2023 annual LTI awards were a mix of stock options and RSUs. This mix was designed to enhance executive retention and align our executives with our stockholders’ value growth strategy.
  In recognition of the Business Combination, we provided one-time performance-based stock awards to our NEOs in May 2023 that vest only upon the achievement of a stock price hurdle within a defined time period, along with the continued employment of the NEO.
  We adopted an executive compensation recovery policy that requires us to recover or cancel incentive compensation that is awarded for achievement of financial performance goals that are not met under restated financial results.
  Our Compensation Committee approved a 2023 annual incentive payment of 20% of target for our NEOs. This payment reflects the below-target achievement on key financial and operational metrics.

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2023 Compensation at a Glance

Following the Business Combination, our NEO target compensation packages were updated to better reflect typical public company practices consistent with our peer group and to align our executives’ financial interests with our stockholders.

Pay Component	2023 Target Compensation Mix (% of Year-End Target Total Direct Compensation) (1)		Purpose Within Annual Compensation and Key Features
	CEO	Other NEOs
Base Salary	16.7%	39.3%

•    Pay what is believed to be necessary to attract and retain talented executives, and motivate them to meet corporate goals

•    Set near industry norms (with reference to market median practices), taking into account the individual’s duties and authorities, contributions, and the prior experience and performance of the individual

Annual Incentive Plan (“AIP”)	16.7%	23.0%

•    Motivate and reward for the achievement of short-term business priorities in a manner consistent with company values

•    AIP opportunities are defined as a percentage of base salary

◦    2023 CEO target AIP opportunity was equal to 100% of base salary

◦    2023 target AIP opportunities for our other NEOs ranged from 50% to 70% of salary

•    Company performance for 2023 was evaluated holistically to determine final AIP payments; goals included employee safety, operational success, financial success (as measured by revenue growth and EBITDA) and continued process improvement

Long-Term Incentive (“LTI”)	66.7%	37.6%

•    Create an ownership mentality that aligns interests and compensation with the interests and experience of our long-term stockholders

•    LTI target values are defined as fixed dollar amounts

◦    2023 CEO target LTI award value was equal to $3,000,000

◦    2023 target LTI awards for our other NEOs ranged from $150,000 to $700,000

•    Granted in the form of time-vested RSUs and market-priced stock options

•    Both RSUs and stock options vest in equal tranches on the first, second and third anniversary of the date of grant

•    Options have a ten-year term

Benefits	—	—

•    Provide benefits in line with local market practices generally on the same basis as all other employees – other than supplemental life and accidental death and disability (AD&D) insurance with a higher multiple of salary in the event of death or disability, we offer no executive-only benefits

•    Benefits include a defined contribution retirement program; medical, dental and vision insurance; and group life and AD&D insurance

Footnotes
(1)	Reflects the sum of annualized base salary as of December 31, 2023, the 2023 target AIP opportunity and the 2023 annualized target LTI opportunity (excluding one-time stock option and PSU awards tied to the Business Combination and Promotional PSU Awards).

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Compensation Design

Executive Compensation Guiding Principles and Philosophy

We are committed to providing a fair and competitive executive compensation and benefits package that will attract, retain and reward all members of our high-performing executive team. We are also committed to providing a total compensation package that ties personal earnings to the attainment of company milestones, and the long-term achievement of our financial and operational goals.

Our executive compensation and benefit plans strive to be:

•	Transparent: Our executives should be able to understand how we establish their pay.
•	Flexible: We support a geographically diverse organization to accommodate differences and changes in job requirements and job markets.
•	Externally Competitive: Our compensation and benefit decisions reflect pay and contribution rates for comparable jobs within the relevant labor market. Overall, we aim to provide total annual cash compensation opportunity near the market median for similar benchmark positions.
•	Internally Comparable: We will establish pay guidelines to ensure that similar executive roles jobs have similar long-term earning opportunities.
•	Aligned With Performance: We reward both corporate and individual performance through salary increases, bonuses and long-term incentives, with a particular focus on sharing in long-term company value gains.

Cash Compensation: Generally, we position total cash compensation opportunity (defined as annual base salary plus annual target AIP opportunity) at or below the median of the selected market for talent. Executives who are newly promoted into their roles may have target cash compensation set below the external market median, with the opportunity to grow compensation to the median as the employee gains experience in the role. Executives in highly skilled and/or in-demand roles may be positioned above median in limited circumstances.

Long-Term Incentives: All executives participate in an equity-based LTI plan. LTI value growth aligns with growth in the valuation and total stockholder return that we provide to our stockholders. Executives have the opportunity to earn total direct compensation levels above median if target performance goals are met or exceeded and value is created for our stockholders through increases to our stock price.

Executive Benefits: Executives participate in the Company’s broad-based benefit plans (retirement and health & welfare). Other than supplemental life and AD&D insurance with a higher multiple of salary in the event of death or disability, we offer no executive-only benefits.

Use of Market Data

In anticipation of the Business Combination, the Board of Directors of Legacy LanzaTech worked with management and its executive compensation consultant, Willis Towers Watson (“WTW”), to develop a compensation peer group to inform decisions on target pay levels and practices following the Business Combination. This was the first formal compensation peer group developed by the Company. As a newly-public company in a growth industry, a combination of factors were used in identifying and assessing potential peers, including:

•	Companies operating in the same or adjacent industry areas of industrial environmental services;
•	Companies listed in the United States who are subject to similar governance, regulatory, operational and talent considerations;
•	Companies with similar revenue and market capitalization as a multiple of revenue;
•	Companies named as compensation peers by our core business competitors; and
•	Other factors including employee headcount and investor profile.

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As a result of this review, the Legacy LanzaTech Board of Directors approved the following 17-company peer group.

Ameresco, Inc.	Enviva Inc.
Amyris, Inc.	Evoqua Water Technologies Corp.
Anaergia Inc.	FuelCell Energy, Inc.
Archaea Energy Inc.	Gevo, Inc.
Bloom Energy Corporation	Green Plains Inc.
Clean Energy Fuels Corp.	Origin Materials, Inc.
Clearway Energy, Inc.	Pure Cycle Corporation
Codexis, Inc.	TPI Composites, Inc.
Danimer Scientific, Inc.

Following the completion of the Business Compensation, in November 2023, the Compensation Committee re-evaluated this peer group with input from management and WTW. Four peers (Amyris, Anaergia, Archaea Energy, and Codexis) were removed based on business events including bankruptcy, restructuring and acquisition. Five new peers were added using the same criteria as above. As a result of this re-evaluation, the Compensation Committee approved the following 18-company peer group for use in 2024 (new additions in bold).

Altus Power, Inc.	Gevo, Inc.
Ameresco, Inc.	Green Plains Inc.
Bloom Energy Corporation	Li-Cycle Holdings Corp.
Clean Energy Fuels Corp.	Montauk Renewables, Inc.
Clearway Energy, Inc.	Montrose Environmental Group, Inc.
Danimer Scientific, Inc.	Origin Materials, Inc.
Enviva Inc.	Pure Cycle Corporation
Evoqua Water Technologies Corp.	Stem, Inc.
FuelCell Energy, Inc.	TPI Composites, Inc.

The Compensation Committee also evaluated NEO compensation using broader energy industry data from third-party surveys published by WTW. Where available, all market survey data were size-adjusted to account for our annual revenue, both current and projected.

The Compensation Committee also considered practices among other recent newly-public companies of similar market capitalization to the Company, as provided by management and WTW, when considering the size of its LTI share pool, LTI plan design features and target values for first-year awards.

2023 Named Executive Officer Compensation

Base Salary

Prior to the Business Combination, the Compensation Committee reviewed all elements of target total compensation for our NEOs, including base salaries, and approved compensation changes that it believed would align total compensation (defined as the sum of base salary, target AIP award, and target annual LTI award) closer to the median of the external market for talent.

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NEO	Annual Base Salary Prior to the Business Combination ($)	Annual Base Salary Immediately Following the Business Combination ($)	% Change
Dr. Jennifer Holmgren	525,000	750,000	43%
Geoff Trukenbrod	390,000	425,000	9%
Dr. Steven Stanley	400,000	400,000	0%
Chad Thompson	300,000	300,000	0%
Dr. Zarath Summers	250,000	285,000	14%

All annual base salary increases shown above were effective as of February 8, 2023.

Other Salary Increases

Mr. Thompson and Dr. Summers received salary increases after the Business Combination as part of their promotions to executive officer roles, as follows:

•	In August 2023, Mr. Thompson was promoted from Head of People to Chief People Officer. As part of the promotion, Mr. Thompson received a salary increase from $300,000 to $305,000.
•	In July 2023, Dr. Summers was promoted from VP of Science to Chief Science Officer. As part of the promotion, Dr. Summers received a salary increase from $285,000 to $305,000.

Annual Incentive Plan

The AIP provides participants with an opportunity to earn an annual cash incentive based on a holistic review of financial and operational performance during the year.

The AIP operated on a consistent basis for all NEOs. The following 2023 AIP target opportunities for our NEOs were approved by the Compensation Committee. All 2023 AIP target opportunities were made effective following the Business Combination except where noted. AIP target values are expressed as a percentage of year-end base salary, and for calculation purposes were assumed to be in effect for the entirety of 2023. There was no preset maximum bonus opportunity as a percentage of target for 2023.

NEO	2023 AIP Target Opportunity (% of Salary)
Dr. Jennifer Holmgren	100%
Geoff Trukenbrod	70%
Dr. Steven Stanley	70%
Chad Thompson(1)	50%
Dr. Zarath Summers(2)	50%

Footnotes
(1)	Mr. Thompson’s AIP target opportunity was increased from 35% of salary to 50% of salary in August 2023 as part of his promotion to Chief People Officer.
(2)	Dr. Summers’ AIP target opportunity was increased from 25% of salary to 50% of salary in July 2023 as part of her promotion to Chief Science Officer.

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Company Goals and Performance

Prior to the Business Combination, management established five company-wide goals that would be used to evaluate performance at the end of 2023 and recommend an AIP payment for the Compensation Committee’s consideration. There were no preset weights or metrics for each goal. Instead, the Compensation Committee considered Company performance holistically against these goals and approved a payment that was considered appropriate for the completed fiscal year.

2023 Company Goal	Goal Explanation	2023 Performance	Management Evaluation
Safety First	Zero lost time injuries	One lost time injury in October 2023	Off Plan
Global Production

•          Grow total installed nameplate capacity by approximately 100% to enable over 300 kilotons per year of waste-based ethanol

•          Grow commercial operations across multiple feedstocks and geographies including China, Europe, and India

		Plants in Europe and India came online in 2023	Above Plan
Commercial Growth	• Meet revenue guidance of $80M-$120M	2023 revenue of $62.6 million	Off Plan
Adjusted EBITDA

•          Reduce 2023 adjusted EBITDA loss year-over-year by 10-20% relative to 2022; (Estimated 2023 adjusted EBITDA guidance of $(55) million to $(65) million

•          Demonstrate a pathway to positive adjusted EBITDA by the end of 2024

		2023 adjusted EBITDA of $(80.1) million	Off Plan
Process Competitiveness	• Continue to optimize profit per ton of CO2 abatement • Demonstrate one or more non-ethanol microbe at scale	Demonstrated IPA at scale	Above Plan

Earned AIP awards

Based on the achievements described above, the Compensation Committee approved 2023 payouts to NEOs equal to 20% of the original target amounts. The AIP bonuses targets and amounts paid in March 2024 based on 2023 performance are as follows:

NEO	2023 AIP Target Opportunity ($)	AIP Achievement (% of Target)	2023 AIP Payment ($)
Dr. Jennifer Holmgren	750,000	20%	150,000
Geoff Trukenbrod	297,500	20%	59,500
Dr. Steven Stanley	280,000	20%	56,000
Chad Thompson	152,500	20%	30,500
Dr. Zarath Summers	152,500	20%	30,500

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Long-Term Incentives

A guiding principle of our executive compensation program is to pay for performance, and we believe that a significant portion of an NEO’s compensation should be at risk and aligned to company performance. LTI awards are primary drivers for those principles.

In 2023, we made LTI awards using three different equity vehicles: stock options, RSUs, and PSUs with both time and performance vesting requirements. The Compensation Committee believes that each of the vehicles provided serve different purposes and motivate different behaviors, as shown below.

LTI Vehicle Purpose	Stock Options	Restricted Stock Units (RSUs)	Performance Share Units (PSUs)
Reward for contributions to the Company and the work associated with the Business Combination	✓	✓	✓
Align personal financial interests with investors	✓	✓	✓
Promote long-term sustainable stockholder value through stock price growth	✓		✓
Encourage long-term employee retention		✓
Create an investor ownership mentality	✓	✓	✓
Align with at-risk, pay-for-performance best practices	✓		✓

2023 LTI Grant Terms

The terms for these 2023 LTI awards are as follows:

•	The stock options and RSUs granted in May 2023 both vest in three equal annual installments, with such first installment time vesting on March 6, 2024. The stock options have a strike price equal to the closing price of our common shares on the grant date, and a ten-year term.
•	The PSUs granted to Dr. Holmgren, Mr. Trukenbrod and Dr. Stanley in May 2023 are considered a one-time award tied to the Business Combination and are contingent on satisfying both a performance-based and a time-based vesting condition. The performance-based vesting condition is satisfied if the average closing price of the Company's stock reaches $11.50 using any 20-day look-back period, which period may begin no earlier than 151 days following February 8, 2023. The time vesting condition is met in three equal annual installments, with such first installment time vested on February 10, 2024. Both vesting conditions must be met by February 10, 2028, or else the PSUs will be forfeited. As of December 31, 2023, the performance-based condition had not been achieved.

2023 LTI Grant Target Values

The Compensation Committee established the following target LTI values for each of our NEOs following the Business Combination. These target LTI values included an annualized target LTI value, which was then equally split between RSUs and stock options, and a one-time LTI target value, which established the one-time PSU and RSU awards. Executive officers at the time of the Business Combination, which included Dr. Holmgren, Mr. Trukenbrod and Dr. Stanley, were granted one-time PSUs. One-time LTI award recipients who were not executive officers at the time of the Business Combination, which included Mr. Thompson and Dr. Summers, were granted RSUs.

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	2023 Annual LTI Awards Target Value			2023 One-Time LTI Awards Target Value
NEO	Total 2023 Annual LTI Target Value ($)	2023 Annual RSU Value ($)	2023 Annual Stock Option Value ($)	One-Time PSU Award Value ($)	One-Time RSU Award Value ($)
Dr. Jennifer Holmgren	3,000,000	1,500,000	1,500,000	13,000,000	0
Geoff Trukenbrod	700,000	350,000	350,000	1,400,000	0
Dr. Steven Stanley	400,000	200,000	200,000	800,000	0
Chad Thompson	150,000	75,000	75,000	0	300,000
Dr. Zarath Summers	300,000	150,000	150,000	0	400,000

Conversion of LTI Target Values to May 2023 Stock Awards

The LTI vehicles awarded in May 2023 were converted from the target values shown above into a fixed number of shares or stock options using a preset methodology. Because this conversion methodology was established in advance of the grant date, the grant date fair value (“GDFV”) of the awards (which were calculated in accordance with ASC 718 of the Financial Accounting Standards Board) shown in the Executive Compensation – Summary Compensation Table section of this document will vary from the target values shown above.

•	The target stock option values were converted into a fixed number of stock options by dividing each NEO’s target value shown above by $1.31, which represented 40% of the $3.28 volume-weighted average price of our stock between April 5 and April 12, 2023. The GDFV of a Company stock option on the grant date was $2.40 (or 69.6% of the $3.45 closing Company stock price on the award date). Therefore, the total number of options granted in May 2023 was higher than it would have been if the target value was divided by the GDFV of a single Company option on the grant date.
•	The target RSU and PSU values were converted into a fixed number of RSUs and PSUs by dividing each NEO’s target value shown above by $5.00, which was a 45% premium over the $3.45 closing stock price on the date of the award. The GDFV of an RSU on the grant date was $3.45, and the GDFV of a PSU on the grant date was $1.61. Therefore, the total number of RSUs and PSUs granted in May 2023 were lower than they would have been if the target value was divided by the GDFV of a Company RSU or PSU on the grant date.

Using the target values shown above and this method of converting target values into stock awards, the following LTI awards were granted on May 2, 2023:

NEO	RSUs Granted (#)	Stock Options Granted (#)	PSUs Granted (#)
Dr. Jennifer Holmgren	300,000	1,145,038	2,600,000
Geoff Trukenbrod	70,000	267,175	280,000
Dr. Steven Stanley	40,000	152,671	160,000
Chad Thompson	75,000	57,251	0
Dr. Zarath Summers	110,000	114,503	0

One-Time Stock Option Awards Prior to the Business Combination

Prior to the Business Combination, Dr. Stanley, Mr. Thompson, and Dr. Summers received one-time grants of stock options on January 27, 2023. These stock options have a strike price of $9.97, which represented the price of our Business Combination’s partner stock at the time of the grant. These awards were expressed as a target value and then converted into a fixed number of options at the time of the grant. The awards were in recognition of a commitment by the Company to grant certain stock option awards to Dr. Stanley, Dr. Summers and Mr. Thompson prior to the Business Combination.

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NEO	Target Value of January 2023 Stock Option Award ($)	Number of January 2023 Stock Options Granted (#)
Dr. Steven Stanley	300,000	43,746
Chad Thompson	300,000	43,746
Dr. Zarath Summers	300,000	43,746

One-Time RSU Award Following the Business Combination

Dr. Summers received a one-time RSU award of 25,261 shares on May 11, 2023. This award will vest in three equal annual installments, with such first installment vesting on March 6, 2024. This award was in recognition of a commitment by the Company to grant certain share awards to Dr. Summers prior to the Business Combination, which could not be fulfilled under after the Business Combination.

Promotion PSU Awards

Mr. Thompson was promoted to Chief People Officer in August 2023 and Dr. Summers was promoted to Chief Science Officer in July 2023. As part of these promotions, both Mr. Thompson and Dr. Summers were granted additional one-time PSU awards (“Promotion PSU Awards”) on August 22, 2023 with similar terms and conditions as the May 2023 PSU awards.

•	The Promotion PSU Awards granted to Mr. Thompson and Dr. Summers in August 2023 are contingent on satisfying both a performance-based and a time-based vesting condition. The performance-based vesting condition is satisfied if the average closing price of the Company's stock reaches $11.50 using a 20-day look-back period, which period may begin no earlier than 151 days following August 22, 2023. The time vesting provision is met in three equal annual installments, with such first installment time vested on August 22, 2024. Both vesting conditions must be met by February 10, 2028 or else the Promotion PSU Awards will be forfeited. As of December 31, 2023, the performance-based condition had not been achieved.
•	Each Promotion PSU Award was defined as a target value, which was then converted to a fixed number of PSUs by dividing the target value by $6.53, which was the price of our common shares on the date of the award.

The Promotion PSU Award target values and resulting number of PSUs granted in August 2023 are as follows:

NEO	Target Value of Promotion PSU Award ($)	Number of August 2023 PSUs Granted (#)
Chad Thompson	450,000	68,912
Dr. Zarath Summers	200,000	30,627

Retirement, Health and Welfare Benefits

Our NEOs participate in generally the same benefits as all other employees based in the United States. These benefits include a tax-qualified defined contribution retirement plan, a medical insurance plan, a dental insurance plan, a vision care insurance plan, and a short-term disability insurance plan.

We also offer employer-paid group term life insurance and accidental death and disability (AD&D) insurance to all our employees which provide payments as a multiple of salary in the event of the employee’s death or permanent disability. For our NEOs and other select senior employees, the multiples of salary paid upon these events is higher than for other employees (three-times salary, vs. one-times salary for other employees).

We do not provide any material executive perquisites to our NEOs.

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The value of employer contributions to the defined contribution retirement plan and the employer-paid premiums for the group life and AD&D plans are included in the Summary Compensation Table.

2023 Pay Ratio Disclosure

As permitted under the SEC rules, to determine our median employee, we chose “total cash compensation” as our consistently applied compensation measure. Using a determination date of October 1, 2023, our employee population excluding our Chief Executive Officer comprised 421 employees. The following jurisdictions constituting 20 employees were excluded under the 5% de Minimis rule: China (19) and Australia (1).

From the remaining 401 employees, we used a valid statistical sampling approach to provide a reasonable estimate of the median total cash compensation to produce a sample of employees who were paid within a +/-5% range of that value and selected our median employee from within that group. We determined the median employee’s 2023 total compensation was $132,890, as compared to our CEO’s total compensation of $8,849,858, as disclosed in the Summary Compensation Table. Our estimate of the ratio of CEO pay to median worker pay is 67:1.

This ratio is a reasonable estimate calculated using a methodology consistent with the SEC rules, as described above. As the SEC rules allow for companies to adopt a wide range of methodologies, to apply country exclusions and to make reasonable estimates and assumptions that reflect their compensation practices to identify the median employee and calculate the CEO pay ratio, the pay ratios reported by other companies may not be comparable to the pay ratio reported above.

Compensation Governance

Role of the Compensation Committee

Our Compensation Committee has primary responsibility for overseeing and approving our executive compensation plans. The responsibilities of our Compensation Committee include, but are not limited to:

•	Review and approval of CEO compensation, including the selection of appropriate goals and objectives to evaluate CEO performance
•	Review and approval of other executive officer compensation, including our NEOs
•	Review and approve the terms of offer letters, employment agreements, severance agreements, change in control agreements, indemnification agreements, other material agreements and modifications to any of the above between the Company and its executive officers
•	Review and approve the selection of the companies in the Company’s peer group
•	Review and approve incentive compensation plans for executive officers, including review of equity incentives and individual grants of equity incentives
•	Approve, administer and/or amend any employee benefit plans and executive perquisite plans
•	Oversee and at least annually review management’s assessment of major risk exposures associated with the Company’s compensation policies and practice and the mitigation thereof
•	Review and assess the independence of any potential compensation consultant, outside legal counsel, or other advisor to the Committee
•	Review and recommend to the full Board the compensation paid to non-employee directors
•	Periodically review the Company’s overall compensation philosophy
•	Consider the results of stockholder advisory votes on executive compensation (“Say on Pay”) and the frequency of such votes

The Board appoints all members of the Compensation Committee. Additionally, the Board has determined that each member of our Compensation Committee meets the applicable requirements for director independence established by Rule 16b-3 under Section 16 of the Exchange Act, and the listing standards of the Nasdaq.

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Role of our Chief Executive Officer

As Chief Executive Officer, Dr. Holmgren reviews the performance of her direct reports and other executive officers and recommends changes to executive officer pay for approval by the Compensation Committee. Dr. Holmgren also recommends to the Committee the goals used in the AIP and advises on the structure and target values of the LTI plan for all Company employees. Dr. Holmgren does not make any recommendations to the Compensation Committee regarding her own compensation.

Role of the Independent Compensation Consultant

The Compensation Committee is permitted under its charter to engage an independent compensation consultant to advise the committee on the design of our executive compensation. To date, it has not engaged an independent compensation consultant. Management has engaged WTW to advise on executive pay, director pay and incentive plan designs. WTW has not provided any other professional services to us date outside of the executive pay, director pay and incentive compensation plan design assessments. Further, WTW is compensated on a fee-based structure and no portion of any payment made to them is dependent upon achieving a certain result or is otherwise commission-based.

Role of Stockholders

Our Business Combination was completed in February 2023. As a result we have not yet conducted a Say on Pay vote, nor have we interacted with stockholders on issues related to executive compensation. Our first Say on Pay vote, as well as a vote on the frequency of our Say on Pay votes, will be held at the Annual Meeting.

Compensation Risk Management

Since the Business Combination, the Compensation Committee has not conducted a formal risk evaluation of our executive compensation plans. We believe that, as designed, our executive compensation plans and other compensation policies and practices are not reasonably likely to encourage excessive risk-taking by our executive officers, non-executive officers or other employees, or to have a material adverse effect on the Company. We base this conclusion on multiple factors, including:

•	Balance between short-term and long-term compensation opportunity, with an emphasis on multi-year vesting in our LTI plan
•	Scorecard approach to evaluating our 2023 AIP based on a holistic review of financial and operational performance
•	Annual reviews of performance and pay levels as compared to our selected peers and the broader market for talent

Non-Compete and Non-Solicit Protections

All of our NEOs have employment agreements or offer letters that include non-compete and non-solicit terms that remain in effect post-employment.

•	Non-Compete: For one year following each NEO’s termination date, the NEO cannot directly or indirectly own, operate, manage, invest or acquire an interest in, or otherwise engage in any employment or business activity relating to the fermentation of gases to produce fuels or chemicals within the Company’s geographic business territory.
•	Non-Solicit: Each NEO is restricted for one year post-termination from directly or indirectly: (a) soliciting, attempting to solicit, inducing or influencing any customer of the Company with whom the NEO had direct contact during their employment or about whom they had access to Proprietary or Third Party Information during their employment to discontinue or reduce its relationship with the Company; or (b) soliciting or attempting to solicit any employee, independent contractor or consultant of the Company to terminate their relationship with the Company. Each NEO is also restricted for one-year post-termination from assisting any third party to solicit or attempt to solicit any employee, independent contractor or consultant of the Company to terminate his or her relationship with the Company.

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Executive Compensation Recovery Policy

In August 2023, we adopted an executive compensation recovery policy that is compliant with Nasdaq and SEC rules. The policy provides for the mandatory recoupment of erroneously-award incentive-based compensation from the applicable executives if we make an accounting restatement that results from material noncompliance with financial reporting requirements under federal securities laws or legal and compliance violations.

Hedging, Short-Selling and Pledging Policy

We have adopted a policy that prohibits our employees and directors from purchasing financial instruments that are designed to hedge or offset any fluctuations in the market value of our equity securities they hold, purchasing our shares on margin and selling any securities of the Company “short.” Additionally, the policy prohibits our directors and employees from borrowing against any account in which our equity securities are held or pledging our securities as collateral for a loan. The policy also prohibits our directors and employees from engaging in derivative transactions involving our securities. These prohibitions apply whether or not such equity securities were acquired through our equity compensation programs.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code places a limit of $1 million on compensation the Company may deduct for federal income tax purposes in any one year with respect to any of certain covered officers employed by the Company. Prior to the enactment of the Tax Cuts and Jobs Act of 2017 (the “TCJA”) in December 2017, compensation that was “performance-based” was excluded from this $1 million limitation and was deductible by the Company. Under the TCJA, the performance-based exception has been repealed generally for tax years beginning after December 31, 2017. A limited exception applies to certain compensation that qualifies as performance-based compensation under pre-TCJA IRC Section 162(m), provided it is paid pursuant to a written binding contract in effect on November 2, 2017 and which has not been modified in any material respect on or after that date. The Compensation Committee reserves the right to award compensation that may not be tax-deductible.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on that review and those discussions, it recommended to the Board that the foregoing Compensation Discussion and Analysis be included in the Company’s proxy statement relating to the 2024 Annual Meeting of Stockholders.

Respectfully submitted,

COMPENSATION COMMITTEE

Gary Rieschel, Chair
Barbara Moakler Byrne
Jim Messina

EXECUTIVE COMPENSATION

As used in this section, the “Company,” “we,” “us” or “our” refers to Legacy LanzaTech prior to the closing of the Business Combination and LanzaTech Global, Inc. after the closing of the Business Combination; and the “Board” refers to the board of directors of Legacy LanzaTech prior to the closing of the Business Combination and to the board of directors of LanzaTech Global, Inc. after the closing of the Business Combination. Upon the closing of the Business Combination, the executive officers of Legacy LanzaTech became executive officers of LanzaTech Global, Inc.

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2023 Summary Compensation Table

The following table presents information regarding the compensation awarded by, earned by or paid to our named executive officers during the fiscal year ended December 31, 2023.

Name and Principal Position(1)	Year	Salary	Bonus(2)		Stock Awards(3)	Option Awards(4)	All Other Compensation(5)	Total Compensation
Dr. Jennifer Holmgren	2023	722,308	150,000		5,221,000	2,748,847	7,704	8,849,858
Chief Executive Officer	2022	525,000	525,000		0	0	8,903	1,058,903
	2021	486,538	378,000		1,335,322	0	8,134	2,207,995
Geoffrey Trukenbrod	2023	420,692	59,500		692,300	641,396	12,757	1,826,646
Chief Financial Officer	2022	388,269	273,000		0	0	11,927	673,196
	2021	364,423	165,000	(6)	0	743,791	10,295	1,283,508
Dr. Steven Stanley	2023	403,564	181,000	(7)	395,600	666,907	8,898	1,655,969
Chief Commercial Officer
Chad Thompson	2023	302,971	180,500	(8)	600,554	437,836	5,467	1,527,328
Chief People Officer
Dr. Zarath Summers	2023	290,308	30,500		614,013	575,279	8,317	1,518,417
Chief Science Officer

(1)	Only 2023 compensation for Dr. Stanley, Dr. Summers and Mr. Thompson are provided because none were Named Executive Officers of the Company prior to 2023.
(2)	Includes annual incentive payments made under the Company's Annual Incentive Plan (AIP).
(3)	Amounts in this column represent the grant date fair value of RSUs and performance share awards granted in the fiscal year indicated, disregarding any estimate of forfeitures related to time-based vesting. Generally, the expense for these awards is recognized over the vesting or performance period. The valuation models and assumptions applicable to these grant date fair values are set forth in Note 20, Share-Based Compensation, to our audited financial statements included elsewhere in this prospectus. The amounts shown may not correspond to the actual value that will be realized by the executive officers. The grant date fair values of the performance shares are based upon the grant date probable outcomes of satisfying the performance conditions stipulated in the grants. For additional information on awards made in fiscal 2023, see the Grants of Plan-Based Awards Table and Outstanding Equity Awards Table.
(4)	Amounts in this column represent the grant date fair value of stock options granted in the fiscal year indicated, disregarding any estimate of forfeitures related to time-based vesting. Generally, the expense for these awards is recognized over the vesting or performance period. The valuation models and assumptions applicable to these grant date fair values are set forth in Note 20, Share-Based Compensation, to our audited financial statements included elsewhere in this prospectus. The amounts shown may not correspond to the actual value that will be realized by the executive officers. For additional information on awards made in fiscal 2023, see the Grants of Plan-Based Awards Table and Outstanding Equity Awards Table.
(5)	Reflects matching contributions under the Company’s 401(k) retirement savings plan and employer-paid premiums on group term life insurance.
(6)	Includes the payment of a $15,000 signing bonus, paid on June 14, 2021 and $15,000 signing bonus, paid on September 3, 2021.
(7)	Includes the payment of a $125,000 signing bonus, paid on May 25, 2023.
(8)	Includes the payment of a $150,000 signing bonus, paid on April 17, 2023.

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Grants of Plan-Based Awards

The following table sets forth certain information with respect to the plan-based awards granted to the named executive officers during the fiscal year ended December 31, 2023:

NAME	GRANT DATE	APPROVAL DATE	AWARD TYPE		ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS				ESTIMATED FUTURE PAYOUTS UNDER PERFORMANCE-BASED SHARE AWARDS			RESTRICTED STOCK UNITS (#)	STOCK OPTIONS (#)	OPTION EXERCISE PRICE	GRANT DATE FAIR VALUE OF AWARDS
					THRESHOLD (#)	TARGET (#)	MAXIMUM (#)		THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
Dr. Jennifer Holmgren			AIP		0	750,000	**	(1)
	5/2/2023	5/2/2023	Options	(2)									1,145,038	$3.28	2,748,847
	5/2/2023	5/2/2023	RSU	(3)								300,000			1,035,000
	5/2/2023	5/2/2023	PSU	(4)					0	2,600,000	2,600,000				4,186,000
Geoff Trukenbrod			AIP		0	297,500	**	(1)
	5/2/2023	5/2/2023	Options	(2)									267,175	$3.28	641,396
	5/2/2023	5/2/2023	RSU	(3)								70,000			241,500
	5/2/2023	5/2/2023	PSU	(4)					0	280,000	280,000				450,800
Dr. Steven Stanley			AIP		0	280,000	**	(1)
	1/27/2023	1/27/2023	Options	(5)									43,746	$9.97	300,396
	5/2/2023	5/2/2023	Options	(2)									152,671	$3.28	366,511
	5/2/2023	5/2/2023	RSU	(3)								40,000			138,000
	5/2/2023	5/2/2023	PSU	(4)					0	160,000	160,000				257,600
Chad Thompson			AIP		0	152,500	**	(1)
	1/27/2023	1/27/2023	Options	(5)									43,746	$9.97	300,396
	5/2/2023	5/2/2023	Options	(2)									57,251	$3.28	137,440
	5/2/2023	5/2/2023	RSU	(3)								75,000			258,750
	8/22/2023	8/17/2023	PSU	(6)					0	68,912	68,912				341,804
Dr. Zarath Summers			AIP		0	152,500	**	(1)
	1/27/2023	1/27/2023	Options	(5)									43,746	$9.97	300,396
	5/2/2023	5/2/2023	Options	(2)									114,503	$3.28	274,883
	5/2/2023	5/2/2023	RSU	(3)								110,000			379,500
	5/11/2023	2/1/2023	RSU	(7)								25,261			82,603
	8/22/2023	8/17/2023	PSU	(6)					0	30,627	30,627				151,910

(1)	There was no preset maximum bonus opportunity as a percentage of target for the 2023 AIP.
(2)	The stock options granted on May 2, 2023 vest in three equal annual installments, with such first installment time vesting on March 6, 2024. The stock options have a ten-year term.
(3)	The restricted stock units granted on May 2, 2023 vest in three equal annual installments, with such first installment time vesting on March 6, 2024.
(4)	The performance share units granted on May 2, 2023 for Dr. Holmgren, Mr. Trukenbrod, and Dr. Stanley are contingent on satisfying both a performance-based and a time-based vesting condition. The performance-based vesting condition is satisfied if the average closing price of the Company’s stock reaches $11.50 using any 20-day look-back period, which period may begin no earlier than 151 days following February 8, 2023. The time vesting condition is met in three equal annual installments, with such first installment time vested on February 10, 2024. Both vesting conditions must be met by February 10, 2028, or else the performances share units will be forfeited.
(5)	The stock options granted on January 27, 2023 to Dr. Stanley, Dr. Summers, and Mr. Thompson vest in three equal annual installments on the anniversary date of the grant. The stock options have a ten-year term.
(6)	The performance share units granted to Dr. Summers and Mr. Thompson on August 22, 2023 are contingent on satisfying both a performance-based and a time-based vesting condition. The performance-based vesting condition is satisfied if the average closing price of the Company's stock reaches $11.50 using any 20-day look-back period, which period may begin no earlier than 151 days following February 8, 2023. The time vesting condition is met in three equal annual installments, with such first installment time vested on February 10, 2024. Both vesting conditions must be met by February 10, 2028, or else the performances share units will be forfeited.
(7)	The restricted stock units granted on May 11, 2023 to Dr. Summers will vest in three equal annual installments, with such first installment time vesting on March 6, 2024.

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Outstanding Equity Awards as of December 31, 2023

The following table provides information regarding outstanding equity awards held by our named executive officers as of December 31, 2023.

		Option Awards				Stock Awards
Name	Grant date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(1)
Dr. Jennifer Holmgren	6/26/2020	633,595	422,398	$$1.07	6/26/2030	0	$0
	9/20/2017	984,301	0	$$1.38	9/20/2027	0	$0
	5/2/2023	0	1,145,038	$$3.28	5/2/2033	0	$0
	5/2/2023	0	0		12/31/2099	300,000	$1,509,000
Geoff Trukenbrod	4/19/2021	754,631	251,543	$$1.09	4/19/2031	0	$0
	5/2/2023	0	267,175	$$3.28	5/2/2033	0	$0
	5/2/2023	0	0		12/31/2099	70,000	$352,100
Dr. Steven Stanley	1/27/2023	0	152,671	$$3.28	5/2/2033	0	$0
	1/27/2023	10,937	32,809	$$9.97	1/27/2033	0	$0
	5/2/2023	0	0		12/31/2099	40,000	$201,200
Chad Thompson	5/2/2033	0	57,251	$$3.28	5/2/2033	0	$0
	1/27/2023	10,937	32,809	$$9.97	1/27/2033	0	$0
	5/2/2023	0	0		12/31/2099	75,000	$377,250
Dr. Zara Summers	5/2/2023	0	114,503	$$3.28	5/2/2033	0	$0
	1/27/2023	10,937	32,809	$$9.97	1/27/2033	0	$0
	5/2/2023	0	0		12/31/2099	135,261	$680,363

(1)	Based on the November 18, 2022 value of $14.86 per share, which was the latest appraisal received by the Company for purposes of administering its equity incentive plans. This appraised value is subject to certain limitations, qualifications and assumptions and may not reflect the fair value of the Company’s common stock, is presented for illustrative purposes only and should not be relied on for any reason.

Options Exercised and Stock Vested

The following table lists the number of shares acquired and the value realized as a result of restricted stock that vested for our named executive officers during the fiscal year ended December 31, 2023:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Dr. Jennifer Holmgren	3,683,161	$3,329,228	0	$0.00

Executive Employment Agreements and Other Arrangements

We have entered into employment agreements with each of our named executive officers (each, an “Employment Agreement,” and collectively, the “Employment Agreements.”)

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Base salary

The Employment Agreements provide for each named executive officer’s at-will employment and provide for an annual base salary of $750,000, $425,000, $400,000, $300,000, and $285,000 for Dr. Holmgren, Mr. Trukenbrod, Dr. Stanley, Mr. Thompson and Dr. Summers, respectively, as may be adjusted by the Board from time to time. In August 2023, Mr. Thompson was promoted from Head of People to Chief People Officer and received a salary increase from $300,000 to $305,000. In July 2023, Dr. Summers was promoted from VP of Science to Chief Science Officer and received a salary increase from $285,000 to $305,000.

Annual cash bonus

The named executive officers are eligible for a discretionary annual cash bonus determined in accordance with the Company’s bonus policy as in effect from time to time. Dr. Holmgren, Mr. Trukenbrod, Dr. Stanley, Mr. Thompson and Dr. Summers have target cash bonuses of 100%, 70%, 70%, 50% and 50%, respectively, as a percentage of their base salary.

Initial equity awards and Closing bonuses

Subject to the approval of the Board, each named executive officer is eligible for discretionary equity awards under their Employment Agreement and the 2023 Plan. Following the Closing and pursuant to their respective Employment Agreements, the Company granted initial equity awards to each named executive officer consisting of (i) restricted stock units with a value of $1,500,000, $350,000, $200,000, $75,000 and $150,000 at grant in the case of Dr. Holmgren, Mr. Trukenbrod, Dr. Stanley, Mr. Thompson and Dr. Summers, respectively, and (ii) a stock option to purchase a number of shares with a targeted value of $1,500,000, $350,000, $200,000, $75,000 and $150,000 at grant date in the case of Dr. Holmgren, Mr. Trukenbrod, Dr. Stanley, Mr. Thompson and Dr. Summers, respectively, and with a per share exercise price no less than the fair market value of a share on the date of grant. Subject to each executive officers’ continued service, the initial equity award will vest in substantially equal installments over three years and will be subject to the terms of the 2023 Plan. Upon the Closing, each executive also received a one-time award of restricted stock units with a targeted value of $13,000,000, $1,400,000, $800,000, $300,000 and $400,000 at grant in the case of Dr. Holmgren, Mr. Trukenbrod, Dr. Stanley, Mr. Thompson and Dr. Summers, respectively. These awards are subject to both (i) a time-based vesting component (annual vesting over three years) and (ii) a performance-based vesting component (the 20-day average closing price of a share of our common stock must reach $11.50 on or after the 151st day following, and within five years of, the Closing), and will vest on the first date both requirements are satisfied.

Potential Termination or Change of Control Payments

In the event the named executive officer’s employment is terminated without “Cause” or the executive resigns for “Good Reason” (in each case as defined in the Employment Agreements), the Company is obligated to pay the executive: (i) a lump sum payment equal to 12 months of their then-current base salary (18 months in the case of Dr. Holmgren); (ii) an annual bonus (if any) for the year in which the termination occurs, equal to the annual bonus the executive would have received for that year based on actual performance and pro-rated based on the number of days the executive was employed during the relevant year; and (iii) if the executive is eligible for and timely elects COBRA coverage, up to 12 months (18 months in the case of Dr. Holmgren) of the portion of the executive’s COBRA premium attributable to the employer contributions the Company would have paid had the executive remained employed. Additionally, if the executive’s employment is terminated without Cause or for Good Reason during the period beginning 30 days prior to a “Corporate Transaction” (as defined in the Executive Agreements) and ending 24 months following a Corporate Transaction, the amount of the lump sum payment described in clause (i) will be increased from 12 months to 18 months of the executive’s then-current base salary (24 months in the case of Dr. Holmgren). In addition, following a termination without “Cause” or a resignation for “Good Reason”, (i) in the case of Mr. Trukenbrod, Dr. Stanley, Mr. Thompson and Dr. Summers, the number of shares subject to stock options that remain outstanding as of immediately prior to the Closing, that would have vested in the 24-month period following such a termination, shall immediately vest and (ii) in the case of Dr. Holmgren, 50% of her stock options which are outstanding as of the Closing will immediately vest.

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The severance payments and accelerated vesting terms described above are subject to the executive’s execution of a release agreement in a form provided by the Company. Upon the adoption of the Severance Plan (as defined below), the terms of that plan will override the severance described above in clauses (i) through (iii) to the extent that plan’s benefit is at least equal to the severance described above in clauses (i) through (iii). The executive’s severance benefit under the Severance Plan is expected to be identical to what is described in clauses (i) through (iii) above.

Executive Severance Plan

On February 8, 2023, the Board adopted an executive severance plan (the “Severance Plan”) which became effective upon the completion of the Business Combination. Under the Severance Plan, qualifying employees who satisfy conditions set forth in the plan (other than Ms. Holmgren) will be entitled to receive 12 months’ base salary, in the case of a Qualifying Termination, or 18 months’ base salary, in the case of a Corporate Transaction Termination (in each case, as defined in the Severance Plan). Ms. Holmgren will be entitled to receive 18 months’ base salary or 24 months’ base salary in the case of a Qualifying Termination or a Corporate Transaction Termination, respectively. Employees having a seniority level of vice president or higher who are designated in writing by the compensation committee of the Board, and who also meet certain other specified criteria will be eligible to participate in the Severance Plan.

Potential Payments Upon Termination or Change in Control

The following tables provide information on potential benefits that could be received by the NEOs with employment agreements upon a termination without cause or for good reason dated December 31, 2023 and in connection with a change in control on the same date. Accelerated equity values are determined using the Company’s stock price of $5.03, which was the closing price of our common stock on December 29, 2023, the final stock trading day of 2023.

Dr. Jennifer Holmgren

	No Change in Control												Change in Control
	Death		Permanent Disability		Retirement		Involuntary Termination Without Cause or Voluntary with Good Reason		Involuntary Termination With Cause		Voluntary Termination without Good Reason		No Qualifying Termination	Qualifying Termination
Base Salary	0		0		0		1,125,000	(6)	0		0		0	1,500,000	(6)
Bonus	0		0		0		150,000	(6)	0		0		0	150,000	(6)
Accelerated Equity Value	3,512,817	(1)	1,610,041	(2)	1,610,041	(2)	0	(3)	0	(3)	0	(3)	0	18,263,513	(4)(6)
Benefits(5)	0		0		0		13,812		0		0		0	13,812
TOTAL	3,512,817		1,610,041		1,610,041		1,288,812		0		0		0	19,927,325

(1)	Full accelerated vesting on all unvested RSU and stock option awards granted after the Business Combination. While the time-vesting components of PSUs granted in May 2023 would be considered fully met, the performance component of the PSU award has not been met as of December 31, 2023.
(2)	Pro-rated accelerated vesting on unvested RSU and stock option awards based on the percentage of time completed in the vesting cycle. While the time-vesting components of PSUs granted in May 2023 would be considered partially met on a pro-rated basis, the performance component of the PSU award has not been met as of December 31, 2023.
(3)	All unvested equity is forfeited.
(4)	Full accelerated vesting on all unvested equity awards issued under the 2023 plan; performance conditions on PSUs are waived.
(5)	Where payable, includes employer-paid medical insurance premiums.
(6)	We entered into an Executive Employment Agreement with Dr. Holmgren pursuant to which she will be entitled to receive the following payments and benefits in the event her employment is terminated by the Company without “Cause” or by Dr. Holmgren for “Good Reason” (as each term is defined in her Executive Employment Agreement and each, a “Qualifying Termination”): (i) a lump sum payment of 18 months’ severance pay based on Dr. Holmgren’s base salary in effect as of the Qualifying Termination or as in effect immediately before the reduction that gave rise to the basis for Good Reason, provided that if the Qualifying Termination occurs during the period beginning 30 days prior to a “Corporate Transaction” (as defined in her Executive Employment Agreement) and ending 24 months following a Corporation Transaction, the amount of the lump sum payment shall be increased to 24 months of her base salary as in effect on the termination date; (ii) an annual bonus for the year in which the Qualifying Termination occurs equal to the bonus Dr. Holmgren would have received for such year based on the actual performance of the Company and/or her performance, pro-rated to reflect the number of days she was employed during the year of such termination; (iii) up to 18 months’ health benefits continuation pursuant to COBRA; and (iv) in the event of a Qualifying Termination within 30 days prior to or 2 years after a change of control transaction, 50% of Dr. Holmgren's stock options which were outstanding as of the Closing Date shall immediately vest.

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Geoff Trukenbrod

	No Change in Control												Change in Control
	Death		Permanent Disability		Retirement		Involuntary Termination Without Cause or Voluntary with Good Reason		Involuntary Termination With Cause		Voluntary Termination without Good Reason		No Qualifying Termination	Qualifying Termination
Base Salary	0		0		0		425,000	(6)	0		0		0	637,500	(6)
Bonus	0		0		0		59,500	(6)	0		0		0	59,500	(6)
Accelerated Equity Value	819,656	(1)	375,676	(2)	0	(2)	991,079	(6)	0	(3)	0	(3)	0	3,219,136	(4)
Benefits(5)	0		0		0		12,189		0		0		0	12,189
TOTAL	819,656		375,676		0		1,487,768		0		0		0	3,928,325

(1)	Full accelerated vesting on all unvested RSU and stock option awards granted after the Business Combination. While the time-vesting components of PSUs granted in May 2023 would be considered fully met, the performance component of the PSU award has not been met as of December 31, 2023.
(2)	Pro-rated accelerated vesting on unvested RSU and stock option awards based on the percentage of time completed in the vesting cycle. While the time-vesting components of PSUs granted in May 2023 would be considered partially met on a pro-rated basis, the performance component of the PSU award has not been met as of December 31, 2023.
(3)	All unvested equity is forfeited.
(4)	Full accelerated vesting on all unvested equity awards; performance conditions on PSUs are waived.
(5)	Where payable, includes employer-paid medical insurance premiums.
(6)	We entered into an Executive Employment Agreement with Mr. Trukenbrod pursuant to which he will be entitled to receive the following payments and benefits in the event his employment is terminated by the Company without “Cause” or by Mr. Trukenbrod for “Good Reason” (as each term is defined in his Executive Employment Agreement and each, a “Qualifying Termination”): (i) a lump sum payment of 12 months’ severance pay based on Mr. Trukenbrod’s base salary in effect as of the Qualifying Termination or as in effect immediately before the reduction that gave rise to the basis for Good Reason, provided that if the Qualifying Termination occurs during the period beginning 30 days prior to a “Corporate Transaction” (as defined in his Executive Employment Agreement) and ending 24 months following a Corporation Transaction, the amount of the lump sum payment shall be increased to 18 months of his base salary as in effect on the termination date; (ii) an annual bonus for the year in which the Qualifying Termination occurs equal to the bonus Mr. Trukenbrod would have received for such year based on the actual performance of the Company and/or his performance, pro-rated to reflect the number of days he was employed during the year of such termination; (iii) up to 18 months’ health benefits continuation pursuant to COBRA; and (iv) the number of shares subject to the stock options which are outstanding as of the Closing Date that would have vested had Mr. Trukenbrod remained employed for the 2 year period following the Qualifying Termination shall immediately vest.

Dr. Steven Stanley

	No Change in Control												Change in Control
	Death		Permanent Disability		Retirement		Involuntary Termination Without Cause or Voluntary with Good Reason		Involuntary Termination With Cause		Voluntary Termination without Good Reason		No Qualifying Termination	Qualifying Termination
Base Salary	0		0		0		400,000	(6)	0		0		0	600,000	(6)
Bonus	0		0		0		56,000	(6)	0		0		0	56,000	(6)
Accelerated Equity Value	468,374	(1)	214,672	(2)	0	(2)	0	(3)	0	(3)	0	(3)	0	1,273,174	(4)
Benefits(5)	0		0		0		12,189		0		0		0	12,189
TOTAL	468,374		214,672		0		468,189		0		0		0	1,941,363

(1)	Full accelerated vesting on all unvested RSU and stock option awards. While the time-vesting components of PSUs granted in May 2023 would be considered fully met, the performance component of the PSU award has not been met as of December 31, 2023.
(2)	Pro-rated accelerated vesting on unvested RSU and stock option awards based on the percentage of time completed in the vesting cycle. While the time-vesting components of PSUs granted in May 2023 would be considered partially met on a pro-rated basis, the performance component of the PSU award has not been met as of December 31, 2023.
(3)	All unvested equity is forfeited.
(4)	Full accelerated vesting on all unvested equity awards; performance conditions on PSUs are waived.
(5)	Where payable, includes employer-paid medical insurance premiums.
(6)	We entered into an Executive Employment Agreement with Dr. Stanley pursuant to which he will be entitled to receive the following payments and benefits in the event his employment is terminated by the Company without “Cause” or by Dr. Stanley for “Good Reason” (as each term is defined in his Executive Employment Agreement and each, a “Qualifying Termination”): (i) a lump sum payment of 12 months’ severance pay based on Dr. Stanley’s base salary in effect as of the Qualifying Termination or as in effect immediately before the reduction that gave rise to the basis for Good Reason, provided that if the Qualifying Termination occurs during the period beginning 30 days prior to a “Corporate Transaction” (as defined in his Executive Employment Agreement) and ending 24 months following a Corporation Transaction, the amount of the lump sum payment shall be increased to 18 months of his base salary as in effect on the termination date; (ii) an annual bonus for the year in which the Qualifying Termination occurs equal to the bonus Dr. Stanley would have received for such year based on the actual performance of the Company and/or his performance, pro-rated to reflect the number of days he was employed during the year of such termination; and (iii) up to 18 months’ health benefits continuation pursuant to COBRA.

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Chad Thompson

	No Change in Control												Change in Control
	Death		Permanent Disability		Retirement		Involuntary Termination Without Cause or Voluntary with Good Reason		Involuntary Termination With Cause		Voluntary Termination without Good Reason		No Qualifying Termination	Qualifying Termination
Base Salary	0		0		0		305,000	(6)	0		0		0	457,500	(6)
Bonus	0		0		0		30,500	(6)	0		0		0	30,500	(6)
Accelerated Equity Value	477,439	(1)	218,826	(2)	0	(2)	0	(3)	0	(3)	0	(3)	0	824,067	(4)
Benefits(5)	0		0		0		12,347		0		0		0	12,347
TOTAL	477,439		218,826		0		347,847		0		0		0	1,324,414

(1)	Full accelerated vesting on all unvested RSU and stock option awards. While the time-vesting components of PSUs granted in August 2023 would be considered fully met, the performance component of the PSU award has not been met as of December 31, 2023.
(2)	Pro-rated accelerated vesting on unvested RSU and stock option awards based on the percentage of time completed in the vesting cycle. While the time-vesting components of PSUs granted in August 2023 would be considered partially met on a pro-rated basis, the performance component of the PSU award has not been met as of December 31, 2023.
(3)	All unvested equity is forfeited.
(4)	Full accelerated vesting on all unvested equity awards; performance conditions on PSUs are waived.
(5)	Where payable, includes employer-paid medical insurance premiums.
(6)	We entered into an Executive Employment Agreement with Mr. Thompson pursuant to which he will be entitled to receive the following payments and benefits in the event his employment is terminated by the Company without “Cause” or by Mr. Thompson for “Good Reason” (as each term is defined in his Executive Employment Agreement and each, a “Qualifying Termination”): (i) a lump sum payment of 12 months’ severance pay based on Mr. Thompson’s base salary in effect as of the Qualifying Termination or as in effect immediately before the reduction that gave rise to the basis for Good Reason, provided that if the Qualifying Termination occurs during the period beginning 30 days prior to a “Corporate Transaction” (as defined in his Executive Employment Agreement) and ending 24 months following a Corporation Transaction, the amount of the lump sum payment shall be increased to 18 months of his base salary as in effect on the termination date; (ii) an annual bonus for the year in which the Qualifying Termination occurs equal to the bonus Mr. Thompson would have received for such year based on the actual performance of the Company and/or his performance, pro-rated to reflect the number of days he was employed during the year of such termination; and (iii) up to 18 months’ health benefits continuation pursuant to COBRA.

Dr. Zarath Summers

	No Change in Control												Change in Control
	Death		Permanent Disability		Retirement		Involuntary Termination Without Cause or Voluntary with Good Reason		Involuntary Termination With Cause		Voluntary Termination without Good Reason		No Qualifying Termination	Qualifying Termination
Base Salary	0		0		0		305,000	(6)	0		0		0	457,500	(6)
Bonus	0		0		0		30,500	(6)	0		0		0	30,500	(6)
Accelerated Equity Value	880,743	(1)	403,674	(2)	0	(2)	0	(3)	0	(3)	0	(3)	0	1,034,797	(4)
Benefits(5)	0		0		0		12,347		0		0		0	12,347
TOTAL	880,743		403,674		0		347,847		0		0		0	1,535,144

(1)	Full accelerated vesting on all unvested RSU and stock option awards. While the time-vesting components of PSUs granted in August 2023 would be considered fully met, the performance component of the PSU award has not been met as of December 31, 2023.
(2)	Pro-rated accelerated vesting on unvested RSU and stock option awards based on the percentage of time completed in the vesting cycle. While the time-vesting components of PSUs granted in August 2023 would be considered partially met on a pro-rated basis, the performance component of the PSU award has not been met as of December 31, 2023.
(3)	All unvested equity is forfeited.
(4)	Full accelerated vesting on all unvested equity awards; performance conditions on PSUs are waived.
(5)	Where payable, includes employer-paid medical insurance premiums.
(6)	We entered into an Executive Employment Agreement with Dr. Summers pursuant to which she will be entitled to receive the following payments and benefits in the event her employment is terminated by the Company without “Cause” or by Dr. Summers for “Good Reason” (as each term is defined in her Executive Employment Agreement and each, a “Qualifying Termination”): (i) a lump sum payment of 12 months’ severance pay based on Dr. Summers’ base salary in effect as of the Qualifying Termination or as in effect immediately before the reduction that gave rise to the basis for Good Reason, provided that if the Qualifying Termination occurs during the period beginning 30 days prior to a “Corporate Transaction” (as defined in her Executive Employment Agreement) and ending 24 months following a Corporation Transaction, the amount of the lump sum payment shall be increased to 18 months of her base salary as in effect on the termination date; (ii) an annual bonus for the year in which the Qualifying Termination occurs equal to the bonus Dr. Summers would have received for such year based on the actual performance of the Company and/or her performance, pro-rated to reflect the number of days she was employed during the year of such termination; and (iii) up to 18 months’ health benefits continuation pursuant to COBRA.

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Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (as defined by SEC rules) (“CAP”) and certain financial performance measures of the Company. For further information about how we align executive compensation with our corporate performance, see the section titled “Compensation Discussion and Analysis” earlier in this proxy statement. The amounts in the table below are calculated in accordance with SEC rules and do not represent amounts actually earned or realized by our NEOs.

The following table sets forth the compensation for our principal executive officer (“PEO”), Dr. Jennifer Holmgren, and the average compensation for our other NEOs, each as reported in the Summary Compensation Table and with certain adjustments to reflect CAP. The table also provides information with respect to cumulative total shareholder returns (“TSR”), peer group cumulative TSR, net income, and the Company’s selected performance measure, Adjusted EBITDA.

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO(a)	Compensation Actually Paid to PEO(b)	Average Compensation Summary Table Total for Non-PEO Named Executive Officers(a)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(b)	Total Stockholder Return ($)(c)	Peer Group Total Stockholder Return ($)(d)	Net Income ($ in millions) (e)	Adjusted EBITDA ($ in millions) (f)
2023	$8,849,858	$13,892,972	$1,632,090	$1,961,653	$51	$66	$(134.10)	$(80.14)
2022	$1,058,903	$2,752,649	$554,050	$856,421	$101	$74	$(76.36)	$(69.22)
2021	$2,207,995	$17,065,137	$858,069	$4,031,072	$98	$106	$(46.69)	$(44.79)

(a)	Compensation for our PEO, Dr. Jennifer Holmgren, reflects the amounts reported in the Summary Compensation Table for each respective year. Average compensation for our other NEOs in 2023 includes the following individuals: Mr. Trukenbrod, Dr. Stanely, Mr. Thompson and Dr. Summers. Average compensation for our other NEOs in 2022 and 2021 includes the following individuals: Mr. Trukenbrod and Dr. Sean Simpson, our former Chief Scientific Officer. For 2023, 2022 and 2021, the amounts include pre-Business Combination compensation (consistent with the Summary Compensation Table) from our predecessor company, LanzaTech NZ, Inc. The Business Combination occurred in February 2023, at which time we became a publicly traded business.
(b)	Reflects CAP for the PEO and average CAP for our other NEOs, respectively, calculated as set forth in the table below in accordance with SEC rules. These amounts do not reflect the actual amount of compensation earned by or paid to the PEO and other NEOs during the applicable year. For information regarding the compensation decisions made for 2023, refer to Compensation Discussion and Analysis earlier in this proxy statement.

	PEO 2023	Other NEOs 2023	PEO 2022	Other NEOs 2022	PEO 2021	Other NEOs 2021
Total Compensation Report	$8,849,858	$1,632,090	$1,058,903	$554,050	$2,207,995	$858,069
Less Stock Award Value Reported in Summary Compensation Table for the Covered Year	$(7,969,847)	$(1,155,971)	$–	$–	$(1,335,323)	$(371,896)
Plus Fiscal Year-End Fair Value for Awards Granted in the Covered Year and Outstanding at Fiscal Year-End	$13,998,834	$1,437,102	$–	$–	$14,564,942	$195,788
Plus Fair Value as of the Vesting Date for Awards Granted and Vested in the Covered Year	$–	$32,620	$–	$–	$–	$61,813
Change in Fair Value of Outstanding Unvested Awards from Prior Years that were Outstanding as of the End of the Covered Fiscal Year	$(555,802)	$(3,163)	$1,705,935	$305,357	$1,542,545	$3,148,917
Change as of the Vesting Date in Fair Value of Awards from Prior Years that Vested in the Covered Fiscal Year	$(430,071)	$18,975	$(12,189)	$(2,986)	$84,978	$138,381
Less Fair Value of Awards Forfeited during the Covered Year	$–	$–	$–	$–	$–	$–
Plus Fair Value of Incremental Dividends or Earnings Paid on Stock Awards	$–	$–	$–	$–	$–	$–
Less Aggregate Change in Actuarial Present Value of Accumulated Benefit Under Pension Plans	$–	$–	$–	$–	$–	$–
Plus Aggregate Service Cost and Prior Service Cost for Pension Plans	$–	$–	$–	$–	$–	$–
Compensation Actually Paid	$13,892,972	$1,961,653	$2,752,649	$856,421	$17,065,137	$4,031,072

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(c)	TSR is cumulative for the measurement periods beginning on September 24, 2021 (the date that AMCI common stock began publicly trading on the Nasdaq) and ending on December 31 of each of 2023, 2022 and 2021, respectively, calculated in accordance with Item 201(e) of Regulation S-K.
(d)	The peer group for purposes of this table is the Nasdaq Clean Edge Green Energy market index. TSR is cumulative for the measurement periods beginning on September 24, 2021, and ending on December 31 of each of 2023, 2022 and 2021, respectively, calculated in accordance with Item 201(e) of Regulation S-K.
(e)	Amounts reflect “Net Loss” in our Consolidated Statements of Operations and Comprehensive Loss included in our Annual Report on Form 10-K for each of the fiscal years ended December 31, 2023, 2022 and 2021. For fiscal years 2023, 2022 and 2021, the amount accounts for applicable pre-Business Combination financial information of our predecessor company, LanzaTech NZ, Inc.
(f)	Adjusted EBITDA is our Company selected performance measure. A reconciliation of Adjusted EBITDA to GAAP can be found in our 2023 Annual Report on Form 10-K in the section “Reconciliation of Net Loss to Adjusted EBITDA”.

Fair values set forth in the table above are computed in accordance with ASC 718 as of the end of the respective fiscal year, other than fair values of awards that vest in the covered year, which are valued as of the applicable vesting date.

As required, we disclose below the most important measures used by us to link compensation actually paid to our NEOs for 2023 to our performance. For further information regarding these performance metrics and their function in our executive compensation program, please see the “Compensation Discussion and Analysis” section.

Revenue	Adjusted EBITDA
Safety	Process competitiveness

The following are graphical descriptions of the relationships between compensation actually paid to our PEO and other NEOs versus our cumulative TSR, our peer group's cumulative TSR, Net Income, and Adjusted EBITDA for the periods covered in the Pay Versus Performance table.

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BENEFICIAL OWNERSHIP

The following table sets forth information regarding the beneficial ownership of shares of common stock as of April 25, 2024:

•	each person known by us to be the beneficial owner of more than 5% of common stock;
•	each of our named executive officers and directors; and
•	all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security, or has the right to acquire such powers within 60 days.

The beneficial ownership of shares of common stock is calculated based on 197,734,876 shares of common stock outstanding as of April 25, 2024.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned common stock.

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Name and Address of Beneficial Owner	Number of shares	% of Total Voting Power
Directors and Named Executive Officers(1)
Dr. Jennifer Holmgren(2)	5,435,479	2.75%
Geoff Trukenbrod(3)	859,784	*
Dr. Steven Stanley	82,246	*
Chad Thompson	47,607	*
Dr. Zarath Summers	90,668	*
Barbara Byrne	20,000	*
Nigel Gormly	20,000	*
Dorri McWhorter	20,000	*
James Messina(4)	1,140,458	*
Gary Rieschel	20,000	*
All Directors and Executive Officers as a Group (15 individuals)	10,885,107	5.50%
Five Percent Holders:
Khosla Ventures(5)	42,867,361	21.68%
Guardians of New Zealand Superannuation(6)	33,263,337	16.82%
Sinopec Capital Co., Ltd.(7)	17,112,976	8.65%
Novo Holdings A/S(8)	15,814,845	8.00%

*	Less than one percent.
(1)	Unless otherwise noted, the business address of each of the following individuals is 8045 Lamon Avenue, Suite 400, Skokie, Illinois 60077.
(2)	Consists of (i) 3,224,705 shares of common stock and (ii) 2,210,774 shares of common stock subject to options exercisable within 60 days of April 25, 2024.
(3)	Consists of (i) 16,095 shares of common stock and (ii) 843,689 shares of common stock subject to options exercisable within 60 days of April 25, 2024.
(4)	Consists of (i) 504,924 shares of common stock and (ii) 635,534 shares of common stock subject to options exercisable within 60 days of April 25, 2024.
(5)	Consists of (i) 13,875,332 shares of common stock held by KV III, (ii) 28,992,029 shares of common stock held by entities owned or controlled by Vinod Khosla. Khosla Ventures Associates III, LLC (“KVA III”) is the general partner of KV III. VK Services, LLC (“VK Services”) is the Manager of KVA III. Vinod Khosla is the Managing Member of VK Services. As such, (i) each of KVA III and VK Services may be deemed to be the beneficial owners having shared voting power and shared investment power over 13,875,332 shares of common stock, and (ii) Vinod Khosla may be deemed to be the beneficial owner having shared voting power and shared investment power over 13,875,332 shares of common stock, and each disclaims beneficial ownership of such securities except to the extent of his or its pecuniary interest therein. The business address of Vinod Khosla and each of the other entities listed in this footnote is 2128 Sand Hill Road, Menlo Park, CA 94025.
(6)	Consists of shares of common stock held by Guardians of New Zealand Superannuation, as the manager and administrator of the New Zealand Superannuation Fund. Matt Whineray, Chief Executive Officer, has direct voting and investment power over these shares. The business address of Guardians of New Zealand Superannuation is 21 Queen Street Level 12, Auckland 1010, New Zealand.
(7)	Any action by Sinopec Capital Co., Ltd. with respect to its shares, including voting and dispositive decisions, requires a vote of three out of the five members of its investment team. Under the so-called “rule of three,” because voting and dispositive decisions are made by three out of the five members of the investment team, none of the members is deemed to be a beneficial owner of securities held by Sinopec Capital Co., Ltd. Accordingly, none of the members of the investment team is deemed to have or share beneficial ownership of the shares held by Sinopec Capital Co., Ltd. The business address of Sinopec Capital Co., Ltd. is 22nd Floor, World Financial Center East Tower, 1 East 3rd Ring Middle Road, Chaoyang District, Beijing, China.
(8)	Novo Holdings A/S has the sole power to vote and dispose of the shares, and no individual or other entity is deemed to hold any beneficial ownership in the shares. The business address of Novo Holdings A/S is Tuborg Havnevej 19, 2900 Hellerup, Denmark.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Party Transactions

Upon consummation of the Business Combination, the Board adopted a written Related Party Transactions Policy that sets forth our policies and procedures regarding the notification, review, approval, ratification and disclosure of “related party transactions.” For purposes of this policy, a “related party transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we or any of our subsidiaries are participants involving an amount that exceeds $120,000, in which any “related person” has or will have a direct or indirect material interest.

Transactions involving compensation for services provided to us as an employee or director will not be considered related party transactions under this policy. A “related person” is any executive officer, director, nominee to become a director, a holder of more than 5% of any class of the Company’s voting securities, including any of their immediate family members and affiliates, including entities owned or controlled by such persons, and any entity that employs any of the foregoing persons, of which any of the foregoing persons is a general partner, officer or serves in a similar position, or in which any of the foregoing persons has a 10% percent or greater beneficial ownership interest.

Under the policy, the related person in question or, in the case of transactions with a holder of more than 5% of any class of the Company’s voting securities, any director or employee with knowledge of a proposed transaction, must present information regarding the proposed related party transaction to the Audit Committee of the Board for review. To identify related party transactions in advance, the Company will rely on information supplied by its executive officers, directors and certain significant stockholders.

The Audit Committee will approve only those transactions that it determines are in our best interests. The transactions described below under the subheadings “Pre-Business Combination AMCI Related Party Transactions” and “Legacy LanzaTech Related Party Transactions” were entered into prior to the adoption of the Related Party Transactions Policy.

Related Party Transactions

Registration Rights Agreement

In connection with the consummation of the Business Combination, AMCI and Legacy LanzaTech entered into a Registration Rights Agreement that AMCI, AMCI Sponsor II LLC (the “Sponsor”), certain stockholders of AMCI, Legacy LanzaTech, and certain stockholders of Legacy LanzaTech. Pursuant to the Registration Rights Agreement, we granted the parties thereto certain customary registration rights with respect to certain shares of common stock and warrants.

In addition, the Registration Rights Agreement provided that the Sponsor, then-holders of all outstanding shares of AMCI Class B common stock, and certain holders of shares of Legacy LanzaTech capital stock were subject to certain restrictions on transfer with respect to their shares of common stock and warrants. Such restrictions have ended.

Indemnification Agreements

In connection with consummating the Business Combination, we entered into customary indemnification agreements with our directors and executive officers following the Business Combination.

Pre-Business Combination AMCI Related Party Transactions

Founder Shares

On January 29, 2021, the Sponsor paid $25,000, or approximately $0.005 per share, to cover certain offering costs in consideration for 5,031,250 shares common stock. In March 2021, the Sponsor transferred all of the founder shares held by it to members of the AMCI Board, management team and persons or entities affiliated with AMCI Group. Such shares are fully paid. On May 14, 2021, certain of AMCI’s initial stockholders forfeited an aggregate of 718,750 founder shares, resulting in an aggregate of 4,312,500 founder shares outstanding. On September 17, 2021, the over-allotment option granted in connection with AMCI’s initial public offering (“IPO”) expired unexercised, resulting in the 562,500 additional founder shares being forfeited.

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Agreements with Anchor Investors

In accordance with the terms of the letter agreements entered into between AMCI and certain qualified institutional buyers or institutional accredited investors who purchased units in the IPO, including entities affiliated with Apollo Capital Management, L.P., Adage Capital Partners, L.P., Shaolin Capital Management, LLC and Aristeia Capital, LLC, (the “Anchor Investors”), certain of AMCI’s initial stockholders agreed to sell an aggregate of 780,000 founder shares to the Anchor Investors concurrently with the Closing. The Anchor Investors were introduced to AMCI through Evercore, in Evercore’s capacity as underwriter of AMCI’s IPO. AMCI determined that the fair value of these founder shares was approximately $6.5 million (or approximately $8.35 per share) using a Monte Carlo simulation. AMCI recognized the excess fair value of these founder shares, over the price sold to the Anchor Investors, as an expense of the IPO resulting in a charge against the carrying value of AMCI Class A common stock subject to possible redemption. None of the Anchor Investors are “related persons” with respect to AMCI or the Company as such term is defined in Item 404(a) of Regulation S-K.

Private Placement Warrants

Simultaneously with the closing of the IPO, the Sponsor purchased an aggregate of 3,500,000 warrants in a private placement (“Private Placement Warrants”) each exercisable to purchase one share of AMCI Class A common stock at $11.50 per share, at a price of $1.00 per warrant, or $3,500,000 in the aggregate.

The Private Placement Warrants are not redeemable by AMCI so long as they are held by the initial purchasers or their permitted transferees. The initial purchasers, or their permitted transferees, have the option to exercise the Private Placement Warrants on a cashless basis. If the Private Placement Warrants are held by holders other than initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable and exercisable by the holders on the same basis as the warrants included in the units sold in the IPO. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the warrants sold as part of the units in the IPO.

If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable in all redemption scenarios and exercisable by the holders on the same basis as the warrants included in the units sold in the IPO.

Private Placement

As part of the Private Placement, AMCI Group, LLC Series 35, an entity in which Hans Mende, a director of AMCI, holds voting and investment control, subscribed for 1,700,000 shares of AMCI Class A common stock for an aggregate purchase price of $17,000,000. In connection with the consummation of the Business Combination, all of the issued and outstanding shares of AMCI Class A common stock, including the shares of AMCI Class A common stock issued to AMCI Group, LLC Series 35, became shares of common stock. AMCI Group, LLC Series 35 is a member of the Sponsor and a beneficial owner of more than 5% of AMCI’s currently outstanding securities.

Sponsor Support Agreement and Sponsor Letter Agreement

In connection with the IPO, the Sponsor and the other AMCI Insiders entered into a letter agreement with AMCI, pursuant to which they agreed to (i) waive their redemption rights with respect to any founder shares and public shares they hold in connection with the completion of AMCI’s initial business combination, (ii) waive their redemption rights with respect to any founder shares and public shares they hold in connection with a stockholder vote to approve an amendment to AMCI’s amended and restated certificate of incorporation to modify the substance or timing of its obligation to redeem 100% of its public shares if AMCI had not consummated an initial business combination within 24 months from the closing of the IPO or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity and (iii) waive their rights to liquidating distributions from the AMCI trust account with respect to any founder shares they hold if AMCI failed to complete an initial business combination within 24 months from the closing of the IPO or during any extended period of time as a result of an amendment to our amended and restated certificate of incorporation.

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In connection with the execution of the Merger Agreement, the Sponsor and the holders of all of the shares of AMCI Class B common stock, including Sponsor, and the holders of all of the shares of Class B common stock, par value $0.0001 per share, of AMCI, including certain AMCI directors and officers (all of the foregoing, the “AMCI Insiders”), entered into a support agreement (“Sponsor Support Agreement”) with AMCI and Legacy LanzaTech, pursuant to which each AMCI Insider agreed, among other things, to: (i) vote all the AMCI Shares held by such AMCI Insider (a) in favor of each of the condition precedent proposals and (b) against a business combination not relating to the Business Combination and any other action that would reasonably be expected to (x) materially impede, interfere with, delay, postpone or adversely affect the Business Combination or any of the other transactions contemplated by the Merger Agreement, (y) to the knowledge of such AMCI Insider, result in a material breach of any covenant, representation or warranty or other obligation or agreement of AMCI under the Merger Agreement or (z) result in a material breach of any covenant, representation or warranty or other obligation or agreement contained in the Sponsor Support Agreement; (ii) irrevocably waive any anti-dilution right or other protection with respect to the shares of AMCI Class B common stock that would result in the AMCI Class B common stock converting into AMCI Class A common stock at a ratio greater than one-for-one; and (iii) not to elect to redeem their respective shares of common stock of AMCI in connection with the Business Combination. In addition, under the Sponsor Support Agreement, the AMCI Insiders agreed to forfeit, on a pro rata basis, the at-risk founder shares in the event that there was an excess redemption percentage of the issued and outstanding shares of AMCI Class A common stock.

Administrative Service Fee

Subsequent to the closing of the IPO, AMCI agreed to pay its Sponsor $10,000 per month for office space and secretarial and administrative services provided to members of the management team. For the year ended December 31, 2022 and for the period from January 28, 2021 (inception) through December 31, 2021, AMCI incurred $120,000 and $50,000 of such fees, respectively, included as general and administrative fees - related party on the accompanying statements of operations included elsewhere in the prospectus. As of December 31, 2022 and 2021, approximately $120,000 and $50,000, respectively, of such fees are included as due to related party on the accompanying consolidated balance sheets included elsewhere in the prospectus.

Legacy LanzaTech Related Party Transactions

Private Placement

In connection with the execution of the Merger Agreement, AMCI entered into subscription agreements (as amended on December 7, 2022, the “Initial Subscription Agreements”) with certain investors, pursuant to which such investors agreed to purchase, and AMCI agreed to sell to such investors, an aggregate of 12,500,000 shares of common stock, for a purchase price of $10.00 per share and an aggregate purchase price of $125,000,000, in a private placement transaction immediately prior to the consummation of the Business Combination (“Private Placement”). Such aggregate number of shares and aggregate purchase price include 3,000,000 shares of Company common stock to be issued to ArcelorMittal XCarb S. à r.l. (“ArcelorMittal”) pursuant to the that certain SAFE (Simple Agreement for Future Equity) issued by the Company to ArcelorMittal XCarb S.à r.l. and dated December 8, 2021 with Legacy LanzaTech, as a result of which such investor entered into an Initial Subscription Agreement prior to the closing.

AMCI also entered into additional subscription agreements with certain investors pursuant to which AMCI agreed to issue and sell in a private placement an aggregate of 5,500,000 shares of common stock to such investors for $10.00 per share and an aggregate purchase price of $55,000,000. Such investors agreed to purchase shares of Company common stock for an aggregate purchase price of $185,000,000 in the Private Placement.

On February 15, 2022, the Company entered into an amended and restated collaboration agreement with Mitsui which was further amended on March 24, 2022 and October 2, 2022 (as amended, the “Mitsui Alliance Agreement”). Under the Mitsui Alliance Agreement, Mitsui must use commercially reasonable efforts to promote our gasification, waste-to-ethanol and CarbonSmart technology and establish commercial facilities using this technology in Japan. In exchange, we agreed to exclusively promote and designate Mitsui as our preferred provider of investment and off-take services worldwide, as well as our preferred provider of engineering, procurement and construction services in Japan, subject to exceptions for certain of our existing commercial partnerships that allow us to recommend Brookfield as a provider of investment services in specified circumstances, including under our framework agreement with BGTF LT Aggregator LP, an affiliate of Brookfield Asset Management Inc. We and Mitsui agreed to share prospective customer information and to structure package offerings of our combined services through either a joint venture or royalty payment structure.

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Under the Mitsui Alliance Agreement, we may not recommend any alternative provider of the aforementioned services without the advance written consent of Mitsui. In addition, we agreed to provide Mitsui with the right to first offer its services to any customer who requires or requests these services. We must obtain written consent from Mitsui before soliciting customers or marketing or recommending our waste-to-ethanol technology in Japan.

The Mitsui Alliance Agreement may be terminated by Mitsui without cause with three months’ notice. The agreement may be terminated by us or Mitsui if the other party becomes insolvent or if the agreement is materially breached and the breaching party fails to cure within 30 days after receiving notice of the breach. We and Mitsui have agreed to indemnify each other against certain third-party claims.

Mitsui, ArcelorMittal, BASF Venture Capital GmbH (“BASF”), Primetals Technologies Austria GmbH (“Primetals”), Oxy Low Carbon Ventures, LLC (“Oxy”), SHV Energy N.V. (“SHV”) and Trafigura US Holdings, Inc. (“Trafigura”) are commercial partners of the Company.

The table below sets forth the number of shares of common stock purchased by the Company’s related parties:

Related Person	Shares of Class A Common Stock	Cash Purchase Price
Guardians of New Zealand Superannuation(1)	1,500,000	$15,000,000
Khosla Ventures(2)	1,000,000	$10,000,000
K One W One(3)	200,000	$ 2,000,000

(1)	Guardians of New Zealand Superannuation is the manager and administrator of the New Zealand Superannuation Fund.
(2)	Represents 1,000,000 shares of common stock purchased by Future Solutions Investments, LLC for an aggregate purchase price of $10,000,000.
(3)	Represents 200,000 shares of common stock purchased by K One W One (No. 3) Ltd. for an aggregate purchase price of $2,000,000.

Stockholder Support Agreement

In connection with the execution of the Merger Agreement, holders of 69.56% of our voting shares in the aggregate entered into a support agreement pursuant to which, among other things, they agreed to vote in favor of the adoption of the Merger Agreement and any other matters necessary or reasonably requested by AMCI or Legacy LanzaTech for consummation of the Business Combination.

Equity Financings

Series E Preferred Financing

In July 2019, Legacy LanzaTech issued and sold an aggregate of 3,149,745 shares of its Series E preferred stock (the “Series E Preferred”) at a purchase price of $22.859 per share, for an aggregate purchase price of $72.0 million.

Series E-1 Preferred Financing

In February 2020, Legacy LanzaTech issued and sold an aggregate of 2,034,212 shares of its Series E-1 preferred stock (the “Series E-1 Preferred”) at a purchase price of $22.859 per share, for an aggregate purchase price of $46.5 million.

Series F Preferred Financing

In December 2020, Legacy LanzaTech issued and sold an aggregate of 3,634,210 shares of its Series F preferred stock (the “Series F Preferred”) at a purchase price of $22.859 per share, for an aggregate purchase price of $83.1 million.

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The following table summarizes the shares of Series E Preferred, Series E-1 Preferred and Series F Preferred acquired by Legacy LanzaTech’s directors, executive officers, or holders of more than 5% of the Company’s capital stock, or any member of the immediate family of the foregoing persons, in the financing transactions described above.

Related Person	Series E Preferred	Series E-1 Preferred	Series F Preferred	Cash Purchase Price
Guardians of New Zealand Superannuation	—	1,312,394	—	$ 30,000,014.45
Sinopec Capital Co., Ltd.	—	—	3,634,210	$ 83,074,406.39

LanzaJet Stockholder Loan

On November 9, 2022, Legacy LanzaTech and the other LanzaJet, Inc. (“LanzaJet”) stockholders entered into a Note Purchase Agreement (“LanzaJet Note Purchase Agreement”), pursuant to which LanzaJet Freedom Pines Fuels LLC (“FPF”), a wholly owned subsidiary of LanzaJet, will issue, from time to time, notes in an aggregate principal amount of up to $147.0 million (“LanzaJet Notes) comprised of approximately $113.5 million aggregate principal amount of 6.00% Senior Secured Notes due December 31, 2043 and $33.5 million aggregate principal amount of 6.00% Subordinated Secured Notes due December 31, 2043. Legacy LanzaTech committed to purchase $5.5 million of Subordinated Secured Notes in a funding which occurred on May 1, 2023. The Senior Secured Notes are secured by a security interest over substantially all assets of FPF, and both the Senior Secured Notes and the Subordinated Secured Notes are secured by a security interest over all intellectual property owned or in-licensed by LanzaJet. LanzaJet also provides a guarantee of any costs and expenses required to complete the LanzaJet Freedom Pines Demonstration Facility and achieve commercial operation.

Each purchaser of LanzaJet Notes under the LanzaJet Note Purchase Agreement is also entitled to receive a warrant for the right to purchase 575 shares of common stock of LanzaJet for each $10,000 of Notes purchased by such purchaser. On May 1, 2023, we received warrants to purchase 316,250 shares of common stock of LanzaJet for an exercise price of $0.01 per share in connection with our purchase of $5.5 million of LanzaJet Notes.

Under the LanzaJet Note Purchase Agreement, FPF must provide periodic progress reports and financial information to the noteholders, in addition to providing notice of certain significant events. Additionally, FPF is restricted from undertaking certain transactions or making certain restricted payments while the LanzaJet Notes are outstanding. The LanzaJet Note Purchase Agreement may be amended with the approval of FPF and all noteholders. Upon an event of default under the Note Purchase Agreement, each purchaser may accelerate its own LanzaJet Notes. Enforcement against the collateral securing the LanzaJet Notes requires the approval of certain holders as specified in the LanzaJet Notes. Under the LanzaJet Note Purchase Agreement, FPF has agreed to indemnify the noteholders for certain liabilities.

Employment Agreements

We have entered into employment agreements with each of our executive officers. These agreements provide for at-will employment for no specified period, and provide for an initial base salary and bonus target. We have also entered into customary confidentiality, non-competition, and assignment of inventions agreements with each executive officer. Additional information regarding employment agreements with our named executive officers is discussed above under the section entitled “Executive Compensation — Executive Employment Agreements and Other Arrangements.”

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are the Company’s stockholders may be “householding” our proxy materials. A single copy of the proxy materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of the proxy materials, please (1) notify your broker, (2) direct your written request to LanzaTech Global, Inc.,

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8045 Lamon Avenue, Suite 400, Skokie, Illinois 60077, Attn: Corporate Secretary or (3) call Investor Relations at (847) 324-2400. Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request householding of their communications should contact their brokers. In addition, upon written or oral request to the address or telephone number set forth above, we will promptly deliver a separate copy of the proxy materials to any stockholder at a shared address to which a single copy of the documents was delivered.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders. Any proposal of a stockholder intended to be included in our proxy statement for the 2025 Annual Meeting of Stockholders pursuant to Rule 14a-8 must be received by us no later than December 30, 2024, unless the date of our 2025 Annual Meeting of Stockholders is more than 30 days before or after June 25, 2025, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials. All proposals should be directed to LanzaTech Global, Inc., 8045 Lamon Avenue, Suite 400, Skokie, Illinois 60077, Attn: Corporate Secretary.

Pursuant to the terms of our Bylaws, stockholders wishing to submit proposals or director nominations for consideration at our 2025 Annual Meeting of Stockholders, including those that are not to be included in such proxy statement and proxy, must provide timely notice in writing to LanzaTech Global, Inc., 8045 Lamon Avenue, Suite 400, Skokie, Illinois 60077, Attn: Corporate Secretary. Pursuant to our Bylaws, to be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not later than the close of business on March 28, 2025 nor earlier than February 26, 2025; provided, however, that if the date of the 2025 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after such anniversary date, notice by stockholders to be timely must be so delivered, or mailed and received, not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the 90th day prior to such annual meeting or the 10th day following the day on which public disclosure of the date of such annual meeting was first made. Stockholders are advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

In addition to satisfying the requirements under our Bylaws with respect to advance notice of any nomination, any stockholder that intends to solicit proxies in support of director nominees other than the Company’s nominees must comply with all the requirements of Rule 14a-19 promulgated under the Exchange Act.

ANNUAL REPORT

We will provide to any stockholder entitled to vote at our Annual Meeting, at no charge, a copy of our 2023 Annual Report, including the financial statements contained therein. Requests should be directed to: LanzaTech Global, Inc., 8045 Lamon Avenue, Suite 400, Skokie, Illinois 60077, Attn: Corporate Secretary, telephone (847) 324-2400.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at our Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

/s/ Joseph Blasko
Joseph Blasko General Counsel & Corporate Secretary

April 29, 2024

Skokie, Illinois

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Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders

To view the 2024 Proxy Statement, 2023 Annual Report and to Attend the Annual Meeting, please go to: https://www.cstproxy.com/lanzatech/2024

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

LANZATECH GLOBAL, INC.

The undersigned appoints Dr. Jennifer Holmgren and Joseph C. Blasko, and each of them as proxies, each with the power to appoint his or her substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of LanzaTech Global, Inc. held of record by the undersigned at the close of business on April 26, 2024 at the Annual Meeting of Stockholders of LanzaTech Global, Inc. to be held on June 25, 2024, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE TWO NOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSAL 2 AND PROPOSAL 3, AND 1 YEAR FOR PROPOSAL 4, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed, on the other side)

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

LANZATECH GLOBAL, INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on June 24, 2024.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend; **https://cstproxy.com/lanzatech/2024**

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

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PROXY CARD

Please mark your votes like this **X**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NOMINEE IN PROPOSAL 1, "FOR" PROPOSAL 2 AND PROPOSAL 3 AND "1 YEAR" FOR PROPOSAL 4

1. Election of Class I Directors

(1) Nigel Gormely
(2) Dr. Jennifer Holmgren

FOR all Nominees listed to the left	WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees listed to the left)
☐	☐

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above)

FOR	AGAINST	ABSTAIN
☐	☐	☐

FOR	AGAINST	ABSTAIN
☐	☐	☐

1 YEAR	2 YEARS	3 YEARS	ABSTAIN
☐	☐	☐	☐

CONTROL NUMBER

Signature____________________ Signature, if held jointly____________________ Date__________, 2024

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.